As Filed with the Securities and Exchange Commission on March 29, 2010
Registration No. 333-164963
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1/A

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Nevada	1000	87-0577390
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Augusto Leguia 100, Oficina 812
Las Condes, Santiago
Chile
(56 2) 657-1800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Charles E. Jenkins, CFO
Suite 1508 – 999 West Hastings Street
Vancouver, B.C.
Canada  V6C 2W2
(604) 408-2333
(Name, address, including zip code, and telephone number
including area code, of agents for service)

Copies to:
Ronald N. Vance, P.C.
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095
(801) 446-8802
(801) 446-8803 (fax)
ron@vancelaw.us

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Units, each consisting of three shares of common stock $0.001 par value and one warrant to purchase one share of common stock	1,869,159 units	$3.21		$6,000,000	(2)	$427.80
Shares of common stock underlying the warrants included in the units	5,607,477 shares	_____		_____		_____	(3)
Warrants included in units	1,869,159 warrants	_____		_____		_____	(3)
Shares of common stock underlying the warrants included in the units	1,869,159 shares	$1.34		$2,504,674		$178.58
Secondary Offering:
Common Stock, $.001 par value issuable upon conversion of Series A Convertible Preferred Stock	1,000,000	$1.12	(4)	$1,120,000		$79.86
Common Stock, $.001 par value issuable upon exercise of $0.50 warrants	4,250,000	$1.12	(4)	$4,760,000		$339.39
Common Stock, $.001 par value of selling stockholders	8,154,000	$1.12	(4)	$9,132,480		$651.15
Common Stock, $.001 par value issuable upon exercise of $0.60 warrants	5,847,600	$1.12	(4)	$6,549,312		$466.97
Common Stock, $.001 par value issuable upon exercise of options	850,000	$1.12	(4)	$952,000		$67.88
TOTALS				$31,013,792		$1,335.01	(5)

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)  No fee pursuant to Rule 457(g)
(4) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based upon the average bid and asked price as reported by the OTC Bulletin Board.
(5) A portion of these securities was previously registered on Registration Statement No. 333-148644 initially filed by White Mountain Titanium Corporation on January 14, 2008, for which a filing fee of $876.62 was previously paid that is being offset against the currently due filing fee pursuant to Rule 457(p).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended, in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and other offerings registered on earlier registration statements. The combined prospectus in this registration statement relates to, and shall act, upon effectiveness, as a post-effective amendment to, Registration Statement No. 333-148644 and Registration Statement No. 333-129347.  Any of the previously registered securities that are or were offered or sold before the effective date of this registration statement shall not be included in any prospectus hereunder.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Preliminary Prospectus

Subject to Completion, March 29, 2010

White Mountain Titanium Corporation

1,869,159 Units

20,101,600 Shares of Common Stock

We are offering up to 1,869,159 units at $3.21 per unit, each unit consisting of three shares of common stock and one three-year warrant to purchase an additional share of common stock at $1.34 per share, or 125% of the price per share allocated to the common shares in the units.  The units will separate immediately and the common stock and the warrants will be issued separately.  The selling stockholders named in this prospectus are offering 20,101,600 shares, including 11,947,600 shares reserved for issuance upon conversion of our Series A Convertible Preferred Stock and upon exercise of warrants and options that we have issued to the selling stockholders.  Our common stock is currently quoted on the OTC Bulletin Board under the symbol “WMTM.”  The last reported sales price of our common stock on the OTC Bulletin Board on March 19, 2010, was $1.05 per share.

Source Capital Group, Inc. will act as the placement agent for the units offered by us.  The offering is being made on a “best efforts” basis, which means that the placement agent will use its best efforts to sell up to the maximum number of units without agreeing to purchase any of the securities itself.  There is no minimum number of units to be sold in this offering.  We have agreed to pay the placement agent a selling commission of 8% on sales of the units; no commission will be paid on the exercise of the warrants.  The proceeds of this offering will not be placed into an escrow account but will be released at the end of the offering period.  The offering will terminate upon the earlier of: (i) a date all of the units are sold, or (ii) two months after the date of this prospectus, unless extended for up to 30 days by mutual consent of the placement agent and us.  At the close of the offering, the proceeds, less selling commissions, will be delivered to us by the placement agent on the closing date.

	Offering Price	Selling Commissions	Selling Costs	Proceeds to Company
Per Unit	$3.21	$0.26	$0.03	$2.92
Total	$6,000,000	$480,0000	$60,000	$5,460,000

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale.  They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933.  There will be no underwriter’s discounts or commissions, except for the charges to a selling stockholder for sales through a broker-dealer.  All net proceeds from a sale will go to the selling stockholder and not to us.  We will pay the expenses of registering these shares.

Investing in our stock involves risks.  You should carefully consider the Risk Factors beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

SOURCE CAPITAL GROUP, INC.

The date of this prospectus is ____________, 2010

We have not authorized anyone to provide you with information different from that contained in this prospectus.  Source Capital and the selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “the Company” and “our Company” refer to White Mountain Titanium Corporation, a Nevada corporation, and its subsidiaries. All amounts in this prospectus are in U.S. Dollars, unless otherwise indicated.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

White Mountain Titanium Corporation

White Mountain Titanium Corporation was incorporated under the laws of the State of Nevada on April 24, 1998.  From approximately 2000 until 2004, we had no business operations and no source of generating revenues.  We were a non-reporting shell company between 2000 and February 2004 when we entered into a reverse acquisition with GreatWall Minerals, Ltd., an Idaho corporation.  In February 2004 we merged with GreatWall which had had an on-going interest in the natural resources sector in Chile for several years and in 2003 had entered into an agreement to acquire a core holding of Cerro Blanco mining concessions through its 100% owned Chilean subsidiary, Compañía Minera Rutile Resources Limitada.  In September 2005 we completed the purchase of these mining concessions.

The mining concessions now consist of 33 registered mining exploitation concessions, and 5 exploration concessions, over approximately 8,225 hectares located approximately 39 kilometers west of the City of Vallenar in the Atacama, or Region III, geographic region of northern Chile.  We are in the exploration stage, which means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced.  We are conducting a drilling campaign and pre-feasibility work in preparation for a feasibility study to determine whether the concessions contain commercially viable ore reserves.  If we are successful in obtaining a feasibility study which supports commercially viable ore reserves, we intend to exploit the concessions and to produce titanium dioxide concentrate through conventional open pit mining and minerals processing.  Our business plan is to explore solely for titanium deposits or reserves on the Cerro Blanco mining concessions.  If this exploration program is unsuccessful, we will be unable to continue operations.

We have produced no revenues, have achieved losses since inception, have no operations, and currently rely upon the sale of our securities to fund our operations.  We estimate the cost to take the Cerro Blanco project to the point of completing a final engineering feasibility study at approximately $3,810,000, including general and administrative and marketing expenses.  This figure excludes general and administrative expenses.  As of March 15, 2010, our cash position was approximately $875,000.  We currently do not have sufficient capital to complete this plan and estimate that we will require additional financing to do so.

Over the next twelve to twenty-four months we have two principal objectives: to continue to advance the project towards a final engineering feasibility level and to secure off-take contracts for the planned rutile concentrate output.  We also continue to investigate the commercial viability of producing a feldspar co-product.  The feldspar could find applications in the glass and ceramics industries.

On July 11, 2005, we closed the Securities Purchase Agreement with a Cayman Island institutional investor, Rubicon Master Fund (“Rubicon”) on $5,000,000 in equity financing and issued to Rubicon 6,250,000 shares of Series A Convertible Preferred Stock and warrants to purchase 6,250,000 shares of our common stock.  Each share of Series A Convertible Preferred Stock is convertible into our common shares at the effective rate of 1.6 shares of our common stock for each share of the preferred stock converted and each warrant is exercisable at $0.50 per share (previously $1.25 per share) at any time through April 1, 2011.  The original conversion ratio of the Series A Convertible Preferred Stock was determined according to a formula computed by dividing the stated value of the preferred stock, which is designated as $0.80 per share, by the conversion price of the preferred stock, which is designated as $0.80 per share, subject to adjustment in the event of certain transactions.  The conversion price is subject to adjustment if we sell shares of our common stock for less than the conversion price of the Series A Preferred Stock.  In 2007, we sold shares in an offering at $0.50, which reduced the conversion price to $0.50 per share and adjusted the conversion ratio.  Any sale of our common stock at less than $0.50 per share would result in a further reduction of the conversion price equal to the reduced sale price of the common stock.  In May 2009, Rubicon exercised 2,000,000 of its warrants and we issued 2,000,000 common shares to Rubicon.

On September 7, 2005, we amended the Securities Purchase Agreement with Rubicon to include a transaction with Phelps Dodge Corporation (“Phelps Dodge”), now a wholly-owned subsidiary of Freeport-McMoRan Copper & Gold Inc. and the prior owner of our initial mining concessions, in which we issued 625,000 shares of Series A Convertible Preferred Stock and common stock purchase warrants to purchase 625,000 shares of our common stock under identical terms as with Rubicon.  These securities were issued in satisfaction of the final payment of $500,000 due to Phelps Dodge in connection with the purchase of the initial Cerro Blanco mining concessions.  The warrants expired on September 7, 2009, without being exercised.

On May 5, 2006, we entered into an amendment to the Securities Purchase Agreement with Rubicon and Phelps Dodge.  The amendment was necessitated by our inability to obtain effectiveness of the registration statement of which this prospectus is a part by January 31, 2006, as required in the agreement.  Pursuant to the amendment, we issued 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge in settlement of the breach of this provision of the agreement by us.  In addition, we eliminated any further damages provisions pertaining to the effectiveness of the registration statement and the need to obtain a listing of our common stock on a Canadian exchange.

On or about September 30, 2007, Rubicon converted all of the Series A Convertible Preferred Stock and sold all of the common shares issued upon the conversion.

In August 2007 we completed a private placement equity financing wherein we issued 5,070,000 units at $0.50 per unit, each unit consisting of one common share and one common share purchase warrant.   Each warrant is exercisable at $0.60 per share at any time through August 10, 2010.  In addition, 77,600 warrants were issued to a consultant in connection with the private placement.  In September 2008 we completed an offering of shares of our common stock at $0.75 per share.  We sold 2,814,909 shares for gross proceeds of $2,111,180.

On October 16, 2009, we completed a private placement where we issued 1,496,930 shares at a price of $0.65 per share for gross proceeds of $973,005.  Commissions of $68,110 were paid and broker’s warrants were issued for 104,785 shares at a price of $0.90 exercisable until April 15, 2011.

Pursuant to the terms of the Securities Purchase Agreement that we entered into with Rubicon and Phelps Dodge, as well as a condition of our unit offering completed in August 2007, we are required to file and maintain the effectiveness of the registration statement of which this prospectus is a part with the Securities and Exchange Commission and register the resale of the securities included in this prospectus.

Our principal executive offices are located at Augusto Leguia 100, Oficina 812, Las Condes, Santiago, Chile.  Our telephone number is (56 2) 657-1800.  Our Internet address is www.wmtcorp.com.  The information on our Internet website is not incorporated by reference in this prospectus.

The Offering

Securities offered by us
This is a best-efforts public offering of 1,869,159 units, consisting of an aggregate of 5,607,477 shares of our common stock and warrants to purchase an additional 1,869,159 shares of our common stock.  Each unit consists of three shares of common stock and a warrant to purchase one share of common stock at an exercise price of 125% of the public offering price of share component of the units in this offering.  The common stock and warrants are immediately separable and will be issued separately.

Description of warrants
Each purchaser of a unit will receive a warrant to purchase one share of our common stock for three shares of common stock it purchases in this offering.  The warrants are exercisable at an exercise price of $1.34 per share of common stock.  The warrants will be subject to adjustment in the exercise price and the class and number of the shares of common stock to be issued upon exercise of the warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of our common stock, the payment of stock dividends, our amalgamation, and certain rights offerings and other distributions to all holders of our common stock.  The warrants are exercisable starting on the closing date of this offering and expire on three years thereafter.

Common stock offered by selling stockholders
Up to 1,000,000 shares of common stock underlying Series A Convertible Preferred Stock;

Up to 4,250,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.50 per share;

Up to 5,847,600 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.60 per share;

Up to 850,000 shares of common stock issuable upon exercise of options at $2.00 per share; and

Up to 8,154,000 outstanding shares of common stock.

Common stock outstanding immediately prior to the offering	37,120,972

Common stock to be outstanding after the offering by us and the selling stockholders	Up to 56,545,208 shares

Use of proceeds
We will use the net proceeds of this offering to complete a drilling program, environmental impact study, and final feasibility study on the Cerro Blanco property, and to market products developed from the project.  Net proceeds from this offering will also provide operating funds for the next 12 months.  We expect to use the proceeds received from the exercise of the unit warrants, if any, for general working capital purposes.

We will not receive any proceeds from the sale of the common stock by the selling stockholders.  However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants or options.  We expect to use the proceeds, if any, received from the exercise of the warrants and options for general working capital purposes.

OTC Bulletin Board trading symbol	WMTM

The above information regarding common stock to be outstanding after the offering is based on 37,120,972 shares of common stock outstanding as of March 22, 2010, and assumes the subsequent conversion of our issued and outstanding Series A Convertible Preferred Stock into 1,000,000 common shares, exercise of warrants and options by our selling stockholders into 10,947,600 common shares, and exercise of the warrants issued with our units herein into 1,869,159 common shares.

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

Risks Related to Our Company and its Business

Our independent auditor has stated there is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of and for the years ended December 31, 2009 and 2008, were prepared assuming that we would continue as a going concern.  Our significant losses from operations as of December 31, 2009 and 2008, raised substantial doubt about our ability to continue as a going concern.  If the going-concern assumption were not appropriate for our financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.  Since December 31, 2009, we have continued to experience losses from operations.  In July 2005 we completed a financing with Rubicon in which we raised $5,000,000 through the sale of preferred stock and warrants and in September 2005 we satisfied our obligation to pay $500,000 for our Cerro Blanco mining concessions through the issuance of preferred stock and warrants.  In August 2007 we completed a private placement of 5,070,000 units at an offering price of $0.50 per unit for net proceeds of $2,340,684.  In September 2008 we completed a second private placement of 2,814,909 shares of our common stock at $0.75 per share for net proceeds of $1,967,086.  In May 2009, Rubicon exercised 2,000,000 warrants for proceeds of $1,000,000 to us.  And in October 2009 we completed another private placement of 1,496,930 shares for net proceeds of $899,021.  Nevertheless, we will require additional funding of approximately $3,810,000 to complete much of our planned mineral exploration activities and completing a feasibility study on our mining concessions, including general and administrative and marketing expenses.  Our ability to continue as a going concern following the completion of the feasibility study on our mining concessions is subject to our ability to generate a profit and/or obtain necessary additional funding from outside sources, including obtaining additional funding from the sale of our securities.  Except for potential proceeds from the sale of units in this offering by us, we have no other source for additional funding.  Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Because of our reliance on a single mining project, there is a substantial risk that our business may fail.

The Cerro Blanco property is our only mining project and may not contain any reserves which could be economically and legally extracted or produced, in which event the funds that we spend on exploration would be lost and we would be forced to cease operations.  Our business plan is to explore solely for titanium deposits or reserves on the Cerro Blanco mining concessions.  If this exploration program is unsuccessful, we will be unable to continue operations and you will lose your entire investment.

Because of the speculative nature of exploration of mining concessions, there is a substantial risk that our business may fail.

Exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore.  The likelihood of our mining concessions containing economic mineralization or reserves, or our ability to produce a rutile concentrate meeting buyers’ specifications for particle size, concentrate levels, or calcium and impurities, is not assured.

Even if we discover commercial reserves of titanium on the Cerro Blanco property, we may not be able to successfully commence commercial production unless we receive additional funds, for which there is no present arrangements or agreements.

The Cerro Blanco property does not contain any known ore reserves.  We estimate that if we are able to raise the maximum funds in this offering, of which there is no assurance, we will have sufficient funds to complete all intended exploration of the Cerro Blanco property, but we may encounter contingencies or additional costs not presenting contemplated.  We currently do not have any operations and we have no income.  Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore, and to construct mining and processing facilities.  If our exploration programs are successful in establishing titanium dioxide reserves of commercial tonnage and grade, we will require additional funds in order to place the mining concessions into commercial production.  At present we do not have any source of this additional funding and there is no assurance that we will be able to obtain such financing.

Should we determine that there are estimates of proven and probable reserves, they are subject to considerable uncertainty. Such estimates are, to a large extent, based on specific commodity prices and interpretations of geologic data obtained from drill holes and other exploration techniques. Producers use feasibility studies to derive estimates of capital and operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, the costs of comparable facilities, the costs of operating and processing equipment and other factors. Actual operating costs and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phase of exploration before production and, during that time, the economic feasibility of exploiting a discovery may change.

The most likely source of future funds presently available to us to commence commercial production is through the sale of equity capital.  However, we do not currently have any arrangements in this regard.  Any sale of equity securities will result in dilution to existing shareholders.  As an alternative for the financing of commercial production we could seek to locate a joint venture partner to provide a portion or all of the required financing or through the sale of a partial interest in the Cerro Blanco property to a third party in exchange for cash or production expenditures.  We presently have no sources for this type of alternative financing.

We have an absence of historical revenues and no current prospects for future revenues.  We also have a history of losses which we expect to continue into the future.  Our current cash resources are insufficient to meet our obligations through the exploration stage, and if we are unable to secure additional financing, we will either have to suspend or cease operations, in which case you will lose your investment.

We have been engaged in the exploration of minerals for several years and have not generated any historical revenues relating to our mineral exploration activities.  Including approximately $3,188,211 of stock-based compensation expense, we have incurred cumulative net losses of $21,127,499 from these activities through December 31, 2009, and anticipate a net loss until we are able to commence principal mining operations, if ever.  During this exploration stage we have no source of funding to satisfy our cash needs except for our existing cash resources, which management estimates will not be sufficient to meet our cash needs to complete all of our planned mineral exploration activities and a feasibility study. The scope and cost of a feasibility study will be dependent upon factors such as plant size and process recovery design, neither of which will be known until further metallurgical testing and product marketing are completed.   As such, we have no plans for revenue generation and we do not anticipate revenues from operations unless we are able to locate an economic ore body, and are able to sell the concentrate.  There is no assurance that management’s estimates of the costs of exploration and completion of the feasibility study are accurate, or that contingences will not occur which will increase the costs of exploration.  Even if we locate an ore body, we may not achieve or sustain profitability in the future.  If we are unable to secure additional financing and do not begin to generate revenues or find alternate sources of capital before our cash resources expire, we will either have to suspend or cease operations, in which case you will lose your investment.

We have not secured firm contracts for the commodities and labor force to be utilized at our mining property and increased costs could affect our future profitability.

Costs at any mining location are affected by the price of input commodities, such as fuel, electricity and labor. Chile is heavily reliant on the importation of oil, natural gas, refined petroleum products and coal to meet its fuel and electricity needs.  Since we acquired the Cerro Blanco project, global energy price and transportation cost increases have caused fuel and electricity prices in Chile to rise; labor costs in Chile have risen as well.   A continuation of this trend of increasing costs could have a significant negative effect on the economics and the viability of our project.

Currency fluctuations may negatively affect costs we incur outside of the United States.

Currency fluctuations may affect our costs as a significant portion of our expenses are incurred in Chilean pesos. Over the past 15 months for example, we have seen the Chilean peso trade in a range of 497 to 684 pesos to the U.S. dollar.  These fluctuations have meant that our in-country operational and exploration expenses in U.S. dollar terms have been difficult to predict in any specific reporting period.

Current global financial conditions could adversely affect the availability of new financing and our operations.

Current global financial conditions have been characterized by increased market volatility. Several financial institutions have either gone into bankruptcy or have had to be re-capitalized by governmental authorities. Access to financing has been negatively impacted by both the rapid decline in value of sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market. We are wholly dependent on outside financing to meet our future operating needs and these factors may adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. If such increased levels of volatility and market turmoil continue, our operations, and our ability to finance the capital costs of our project could be adversely impacted.

If we are unable to adequately prevent dust from our mining operations or to meet dust level standards established in any operating permit obtained in the future, we may be unable to commence or continue planned mining operations on the Cerro Blanco project, or the costs associated with the remediation of dust created from our mining operations could exceed amounts currently budgeted for compliance with anticipated standards .

We have not obtained our mining permit to commence principal mining operations on the Cerro Blanco project, nor have we commenced an environmental impact study relating to our planned mining activity on the property which will be required to obtain this permit.  Based upon our past environmental monitoring and base line studies prepared for us which cited a risk of airborne dust being generated from rock blasting and crushing operations and from road haulage activities at open pit mining operations, we anticipate that the issue of airborne dust will be an issue closely reviewed and monitored by the government.  Without proper blasting, crushing and road maintenance practices in place, there is a risk that airborne dust generated from the planned mining activity at Cerro Blanco could be transported by winds to the village of Nicolasa, located approximately 14 kilometers to the northeast, or onto farmland located within the Huasco River valley.  Airborne dust from our mining operations could negatively affect agricultural plants or animals being raised in the area, or could negatively affect respiratory functions of persons living near the site.  If we are unable to provide adequate remediation plans in our environment impact statement, we may be unable to obtain the necessary operations permit to commence principal mining operations.  In the alternative, the government could require us to implement more costly remediation procedures to obviate any potential airborne dust contamination.  Once we receive our operating permit, if we are unable to meet the standards for airborne particles set forth in the permit, we could be cited by the government for noncompliance and fined or we could be forced to cease mining operations until the problem is remedied, which could require more expensive remediation measures.  In addition, if we exceed reasonable dust standards, neighboring communities and businesses, especially the agriculture business in the Huasco River valley, could seek monetary damages from damages caused by the dust created from our mining activities or could seek injunctive relief to terminate any mining operations causing damage to the community or business.  We could incur increased operating costs from these actions and could be delayed in our planned mining activities, each of which would have a material negative impact on our ability to commence or engage in our planned mining activities.

Because we have not secured water rights and access to utilities for development of our mining concessions, there is no assurance that we would be able to develop the property.

We are subject to factors beyond our control, such as production costs, including the availability of adequate and cost-effective supplies of electricity, water, and diesel fuel to run the heavy equipment and backup generators.  We have no current arrangements to provide electricity, water, or diesel fuel.  While we believe that we have various alternatives available to us with respect to negotiating these arrangements, there is no assurance that we will be able to do so, or that the terms and costs of such arrangement or agreement will be satisfactory to us or within our current operating budget.  Our inability to secure these items, or to obtain them at a reasonable cost, could affect our ability to proceed with the project if commercial reserves of titanium are discovered.

Even if we are able to commence commercial production, we do not have any agreements or arrangements for anyone to purchase any titanium dioxide concentrates produced from our mining concessions.

A significant risk affecting the titanium metal industry is the historically divergent fluctuations in demand for titanium.  In large part the fluctuations for titanium metal are due to changes in requirements for both military and commercial aircraft.  The demand for titanium dioxide pigment is subject to changes in the economy affecting the use of paint and other products using this mineral.  We have no control over the demand for titanium.  We do not have any agreements or arrangements for the sale of any titanium dioxide concentrate mined from our property, should commercial production commence.  If the market for titanium and pigments experiences a down-turn, we may not be able to find a market for our titanium dioxide concentrate or sell it at commercially acceptable prices which would justify continuing operations.  In such event, we may be required to suspend or terminate any production operations.

Commodity prices, including those for industrial minerals such as titanium dioxide, are subject to fluctuation based on factors that are not within our control, and a significant reduction in the commodity price for titanium dioxide could have a material negative impact on our ability to continue our exploration of our mining concessions or to raise operating funds.

Titanium dioxide pigment is used in a number of products, primarily paint and coatings, paper, and plastics, while titanium metal is used largely in the commercial airline, aerospace and defense industries.  Any decline in the economy of these products or industries could have a material impact on the value of titanium.  In addition, there are newly developing low-cost methods for developing titanium metal which may have an impact on the price of titanium.  Also, there are existing lower-cost substitutes for titanium.  For example, titanium competes with aluminum, composites, intermetallics, steel, and super alloys in high-strength applications.  There are also a number of lower-cost ores which can be substituted for titanium in applications that require corrosion resistance or which can be used as a white pigment.  Management is unable to presently predict the effect the decline in the economy or the use of titanium substitutes may have on the price of titanium in the future.

We have no full-time employees, other than our President and his assistant, and are dependent on our directors, officers and third-party contractors.   We do not have long-term agreements with any of these parties and the loss of current management, or the inability to retain suitable third-party contractors, could delay our business plan or increase the costs associated with our plan.

Other than our President, Michael Kurtanjek, and his assistant, we have no full-time employees and rely heavily and are wholly dependent upon the personal efforts and abilities of our other officers and directors, each of whom, excepting our President, devotes less than all of his or her time and efforts to our operations.  Because these individuals work only part-time, instances may occur where the appropriate individuals are not immediately available to provide solutions to problems or address concerns that arise in the course of us conducting our business and thus adversely affect our business.  The loss of any one of these individuals could adversely affect our business.  We have consulting agreements with an entity partly owned by Brian Flower, our Chairman, and with another, family owned entity of Howard Crosby, one of our directors, but save for a non-exclusive consulting agreement with Michael Kurtanjek, our President, and a management services agreement with Charles E. Jenkins, our Chief Financial Officer, we do not have employment agreements directly with any of our officers or directors.  We also do not maintain key-man insurance on any of them.  We may not be able to hire and retain such personnel in the future to replace these individuals if they become unavailable for any reason.

We will also be dependent upon the services of outside geologists, metallurgists, engineers, and other independent contractors to conduct our drilling program, develop our pilot plant, and conduct the various studies required to complete exploration of our mining concessions.  In addition, we do not have any agreements or arrangements for the necessary managers and employees who will operate the mine if commercial production commences.  We do not have any existing contracts for these services or employees.

If we are able to commence commercial production, we will be in competition with a number of other companies, most of which are better financed than are we.

The market for titanium dioxide, as with other minerals, is intensely competitive and dominated, in this case, by a small number of large, well-established and well-financed companies, including Iluka Resources Inc., a subsidiary of Iluka Resources Ltd., Richards Bay Iron and Titanium Pty. Ltd., QIT-Fer et Titane Inc., and Titania A/S, which represent the world leaders in production of titanium mineral concentrates, as well as smaller titanium producers.  All of the major competitors have longer operating histories and greater financial, technical, sales and mining resources than do we.  Management cannot guarantee that should we commence mining operations, we will be able to compete successfully against other current mining companies.

Risks Relating to Our Preferred Stock Financing Arrangements

There are a large number of shares underlying our Series A Convertible Preferred Stock and warrants that may be available for future sale, and the sale of these shares may depress the market price of our common stock.

As of March 22, 2010, we had 37,120,972 shares of common stock issued and outstanding, 625,000 outstanding shares of Series A Convertible Preferred Stock issued in September 2005 that may be converted into an estimated 1,000,000 shares of common stock, outstanding warrants issued in July 2005 to purchase 4,250,000 shares of common stock.  In addition, the number of shares of common stock issuable upon conversion of the outstanding shares of Series A Convertible Preferred Stock may increase and the exercise price of the warrants issued in July 2005 may decrease if we sell securities below the amended conversion price of the Series A Convertible Preferred Stock and the amended exercise price of these warrants.  In addition, in August, 2007, we issued 5,070,000 units by way of a private placement equity financing, each unit comprised of one share of common stock and one warrant exercisable into one share of common stock at $0.60 per share.  All of the shares issuable upon conversion of the Series A Convertible Preferred stock and warrants issued in July of 2005, the shares and the shares underlying the warrants issued in the August, 2007 private placement equity financing as well as shares underlying the options exercisable into 850,000 common shares are included in this prospectus.  All of the warrants and options are immediately exercisable.  The sale of these shares may adversely affect the market price of our common stock.

Risks Related to Our Common Stock and this Offering

No one has guaranteed the sale of any of the units being offered by us which means that we may not be able to sell all of the units being offering hereby.

We have entered into an agreement with Source Capital Group, Inc. to act as our exclusive placement agent for the units being offered hereby.  They have agreed to use their best efforts to sell the units for us, but they are not under any obligation to purchase any of the units.  They are also not required to sell a minimum number of units in this offering, which means that we may not raise all of the funds in this unit offering.  If we raise less than the maximum proceeds, we may not be able to fully implement our current business plan as outlined in this prospectus, or we may be required to seek additional financing from sources which may be less favorable to the company than through the sale of the units.

Because our shares are designated as “penny stock”, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Exchange Act and thus may be more illiquid than shares not designated as penny stock.  The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are defined generally as: non-Nasdaq equity securities with a price of less than $5.00 per share; not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules.  Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares.  Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market.  These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our articles of incorporation, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, only 625,000 of which are issued and outstanding as of the date of this prospectus, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders.  If the board causes any additional preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.  The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock.  Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock.  In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets.  We have no current plans to issue any additional shares of preferred stock.

Our board of directors is authorized to adopt a shareholder rights plan which, when adopted by us, may make it more difficult for a third party to effect a change-of-control.

In January 2010 our board of directors authorized adoption of a shareholder rights plan for the purpose of impeding any effort to acquire our company on terms that are inconsistent with its underlying value and which would not therefore be in the best interests of our stockholders. The existence of any shareholder rights plan will make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control that is not approved by our board of directors, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

We have not paid, and do not intend to pay, dividends and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

We have not paid any cash dividends since inception.  We do not anticipate paying any cash dividends in the foreseeable future.  We currently have outstanding a class of preferred stock designated as Series A Convertible Preferred Stock.  The holders of our outstanding preferred shares are entitled to any dividends paid and distributions made to the holders of our common stock to the same extent as if these holders of preferred shares had converted the preferred shares into common stock and had held such shares of common stock on the record date for the particular dividends and distributions.  As a result, our investors will not be able to benefit from owning our common stock unless the market price of our common stock becomes greater than the price paid for the stock by these investors.

If you purchase units in this offering, you will suffer immediate and substantial dilution in the net tangible book value of your shares and may be subject to additional future dilution.

Prior investors have paid less per share for our common stock than the price in this offering. Immediately after this offering there will be a per share net tangible book value deficiency of our common stock. Therefore, based on an assumed offering price of $1.07 per share, allocating the entire purchase price of the units to the share components of the units, if you purchase units in this offering, you will suffer immediate and substantial dilution of approximately $0.96 per share.  Any future equity issuances and the future exercise of outstanding warrants or stock options will also affect the amount of dilution to holders of our common stock.

The public trading market for our common stock is volatile and will likely result in higher spreads in stock prices.

Our common stock is trading in the over-the-counter market and is quoted on the OTC Bulletin Board and on the Pink Sheets.  The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods.  These broad market fluctuations and other factors, such as our ability to implement our business plan pertaining to the Cerro Blanco mining concessions in Chile, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock.  In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges.  Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers.  We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread.  These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers.  Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale.  For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks.  There is no assurance that at the time the investor wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

The prior issuance of 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge in May 2006 may have been issued without a valid exemption from registration which may subject us to rescission of the issuance of the shares and potential liability in the event an exemption from registration is not available for the issuance.

Our Securities Purchase Agreement with Rubicon and Phelps Dodge required that we file a registration statement to be effective by January 31, 2006, and that we file a prospectus in Canada.  In May 2006, we amended the Securities Purchase Agreement and issued 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge, the selling shareholders in this offering, in lieu of liquidated damages and for extending the registration period to September 30, 2006, and eliminating the Canadian filing requirement.  These 440,000 shares may not have been eligible for an exemption from registration under the Securities Act of 1933.  In the absence of such an exemption, these parties could bring suit against us to rescind their share purchases, in which event we could be liable for rescission payments to these persons.

We entered into the amendment to the Securities Purchase Agreement on May 5, 2006, after the initial filing of this registration statement on October 31, 2005.  We believed that the offer and sale of these shares to Rubicon and Phelps Dodge shares was exempt from registration under the Securities Act and under applicable state securities laws pursuant to Section 4(2) or 4(6) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The offer and sale of the shares were made some seven months after the original sale of the preferred shares and warrants to the same parties.  We did not offer securities to any new investors, nor were we receiving proceeds from the issuance of these additional shares.  The offer was made solely in response to settlement of the liquidated damages requirements of the Securities Purchase Agreement.

Questions have been raised by the SEC as to the availability of the claimed exemptions.  In the event we are found to have offered and sold such shares in transactions for which exemption from registration was not available, such shares may have been offered in violation of the registration provisions of Section 5 of the Securities Act.  In that event, Rubicon and Phelps Dodge may have rescission rights to recover their purchase price, plus interest and attorney’s fees, depending upon their state of residence.

If we were to rescind the sale of the shares to Rubicon and Phelps Dodge, we would be liable for liquidated monetary damages since January 31, 2006, equal to $5,000 per month to Phelps Dodge for failure to meet the registration deadlines in the Securities Purchase Agreement.  Notwithstanding the fact that the shares have been removed from the prior registration statement which was declared effective by the SEC on August 14, 2006, the SEC is not foreclosed from taking any enforcement action with respect to the filing and we may not assert the declaration of effectiveness as a defense in any proceeding initiated by the SEC.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to continue to incur significant expenses and to devote resources to continued Section 404 compliance during the remainder of fiscal 2010 and on an ongoing basis.  It is difficult for us to predict how long it will take or how costly it will be to complete the assessment of the effectiveness of our internal controls over financial reporting to the satisfaction of our independent registered public accounting firm for each year, and to remediate any deficiencies in our internal controls over financial reporting.  As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, the attestation process by our independent registered public accounting firm will be new for fiscal 2010 and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determines that our internal controls over financial reporting are not effective as defined under Section 404, we cannot predict how regulators will react or how the market price of our common stock will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical facts, including, but not limited to, statements found in the section entitled “Risk Factors,” are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position, potential growth opportunities, potential operating performance improvements, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this prospectus.  While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, the cyclicality of the titanium dioxide industry, global economic and political conditions, global productive capacity, customer inventory levels, changes in product pricing, changes in product costing, changes in foreign currency exchange rates, competitive technology positions and operating interruptions (including, but not limited to, labor disputes, leaks, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities).  Mining operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with.  Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected.  We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

The risk factors discussed in “Risk Factors” on page 4 of this prospectus could cause our results to differ materially from those expressed in forward-looking statements.  There may also be other risks and uncertainties that we are unable to predict at this time or that we do not now expect to have a material adverse impact on our business.

USE OF PROCEEDS

The net maximum proceeds to us from the sale of the units offered hereby are estimated to be approximately $5,460,000, after payment of selling commissions and general costs of the offering, including, but not limited to, filing fees, legal and accounting fees, and other direct costs of the offering.  Pending use of the net proceeds, we intend to invest the funds in interest-bearing accounts with one or more financial institutions.

The use of the net proceeds of this offering is based upon our cost estimates and current business plans, in particular the cost to complete the final feasibility study on the Cerro Blanco project.  If actual costs exceed these estimates or unanticipated events require a change in our plans, we may find it necessary or advisable to reallocate some of the proceeds.  Any proceeds from the exercise of the warrants issued as a component of the units will be allocated to general working capital purposes.

The following table sets forth the anticipated use of the total proceeds of this offering and the applicable percentage of each use.  In the event we raise less than the maximum proceeds in this offering, we intend to allocate the proceeds from the offering in the order set forth below.

Uses of the Proceeds	Offering Proceeds	Percentage
Selling Commissions	$480,000	8.0%
Offering Costs	60,000	1.0%
Step Out and Infill Drilling Program	1,500,000	25.0%
Claim Holding Costs	60,000	1.0%
Environmental Impact Study	300,000	5.0%
Final Feasibility Study	900, 000	15.0%
General and Administrative Expenses	850,000	14.2%
Rutile Marketing Expenses	200,000	3.3%
Working Capital	1,650,000	27.5%
Total	$6,000,000	100%

We will not receive any proceeds from the sale of the common stock by the selling stockholders.  However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants owned by them which we estimate to be approximately $5,633,560.  We expect to use the proceeds received from existing warrant holders upon the exercise of the warrants, if any, for general working capital purposes.

DILUTION

If you purchase units from us, your interest in the share components of the units will be diluted to the extent of the difference between the amount of the unit price allocated to the share components and the adjusted net tangible book value per share of our common stock after this offering.  Our net tangible book value as of December 31, 2009 was ($967,399), or (0.03) per share of common stock (based upon 36,400,972 common shares outstanding at December 31, 2009).  We calculate net tangible book value per share by calculating the difference between the total assets less goodwill and other intangible assets and total liabilities, and dividing the result by the number of shares of common stock outstanding at the time.

Net tangible book value dilution per share represents the difference between the amount per share paid by new investors who purchase units in this offering (assuming allocation of the entire purchase price to the common share components of the units) and the pro forma net tangible book value per share of common stock immediately after completion of this offering as of December 31, 2009, after giving effect to the sale of all of the units in this offering, less the costs of the offering, the issuance of common shares by us since December 31, 2009, but not giving effect to the conversion of any outstanding convertible instruments.

Adjusted
Public offering price per share	$1.07
Net tangible book value as of December 31, 2009	$(0.03)
Increase attributable to this offering	$1.10
Adjusted net tangible book value per share after this offering	$0.11
Dilution in net tangible book value per share to new investors	$0.96

The following table summarizes as of December 31, 2009, on a pro forma basis to reflect the same adjustments described above, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by:

●	The existing common stockholders; and

●	The new investors in this offering, assuming the sale of all of the units offered hereby at a public offering price of $1.07 per share for the share component of the units.

The calculations are based upon total consideration given by new and existing stockholders, before any deduction of estimated underwriting discounts and commissions and offering expenses.

	Shares of common stock Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing Stockholders	36,400,972	___87%	$22,285,100	79%	$0.61
New Investors	5,607,477	13%	$6,000,000	21%	$1.07
Total	42,008,449	100%	$28,285,100	100%	$0.67

The above table excludes an aggregate of up to 16,596,512 additional shares of common stock reserved and available for future issuance (i) upon the conversion of all outstanding preferred shares, (ii) the exercise of all outstanding stock options and warrants to purchase common stock, (iii) the exercise of all warrants issued in connection with the units in this public offering, and (iv) under our stock option plan as of December 31, 2009.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is quoted on the OTC Bulletin Board and on the Pink Sheets under the symbol “WMTM.”  The table below sets forth for the periods indicated the range of the high and low bid information as reported by a brokerage firm and/or as reported on the Internet.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED
DECEMBER 31, 2008	First	$1.13	$1.06
	Second	$1.02	$0.97
	Third	$0.97	$0.86
	Fourth	$0.56	$0.49

FISCAL YEAR ENDING	First	$1.37	$0.83
DECEMBER 31, 2009	Second	$1.06	$0.35
	Third	$0.95	$0.75
	Fourth	$0.93	$0.90

At March 22, 2010, we had outstanding the following options or warrants to purchase, and securities convertible into, our common shares:
•
625,000 shares of Series A Convertible Preferred Stock, which are convertible into 1,000,000 shares of our common stock.  All of these shares of common stock are included in the registration statement of which this prospectus is a part for resale by the selling stockholders herein.

•
Options to purchase 2,790,000 shares of our common stock issued under our existing stock option plan.  All options are fully vested and immediately exercisable.  Exercise prices of the options range from $0.50 to $2.00.  850,000 shares of common stock issuable upon exercise of these options are included in this prospectus.

•
Warrants to purchase 12,587,385 shares of our common stock, of which shares issuable upon exercise of 12,097,600 are included in this prospectus.  Of these 4,250,000 are immediately exercisable at $0.50 per share through April 1, 2011; 5,847,600 are immediately exercisable at $0.60 per share through August 10, 2010; 150,000 are immediately exercisable at $0.75 per share through June 30, 2011; 235,000 are immediately exercisable at $0.50 per share through June 30, 2012; 104,785 are immediately exercisable at $0.90 per share through April 15, 2011; and 2,000,000 are exercisable at $1.50 per share through December 31, 2015, and subject vesting requirements.

Holders

At March 22, 2010, we had approximately 120 record holders of our common stock.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  We have appointed Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to act as the transfer agent of our common stock.  We have also appointed them to act as warrant agent for the warrants issued as a component of the units sold in this offering.

Dividends

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders in the foreseeable future.  In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant

We currently have outstanding a class of preferred stock designated as Series A Convertible Preferred Stock.  The holders of these preferred shares are entitled to any dividends paid and distributions made to the holders of our common stock to the same extent as if these holders of preferred shares had converted the preferred shares into common stock and had held such shares of common stock on the record date for the particular dividends and distributions.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth as of the most recent fiscal year ended December 31, 2009, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders	2,790,000	(1)	$0.53	-0-
Equity compensation plans not approved by security holders	10,587,385	(2)	$0.56	-0-
Total	13,377,385		$0.55	-0-
(1) These options were granted to our officers and to various consultants pursuant to our stock option plan adopted in August 2005 described in the Executive Compensation section under the heading “Equity Awards” on page 38 of this prospectus.
(2) Of these, 4,250,000 shares are issuable pursuant to common stock purchase warrants exercisable at $0.50 per share at any time through April 1, 2011; 5,847,600 are issuable pursuant to common stock purchase warrants exercisable at $0.60 per share at any time through August 10, 2010; 150,000 are issuable pursuant to common stock purchase warrants exercisable at $0.75 per share at any time through June 30, 2011; 235,000 are issuable pursuant to common stock purchase warrants exercisable at $0.50 per share at any time through June 30, 2012; and 104,785 are issuable pursuant to common stock purchase warrants exercisable at $0.90 per share at any time through June 30, 2012.

DETERMINATION OF OFFERING PRICE

The public offering price of the units offered by this prospectus will be determined by our board of directors with advice from our placement agent and will be based on a discount to the closing market price of the stock immediately prior to the closing date of this offering prior to the effectiveness of the registration statement of which this prospectus is a part.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto as filed with this prospectus.

Background

We are a mineral exploration company.  We hold mining concessions composed of 33 registered mining exploitation concessions, and 5 exploration concessions, over approximately 8,225 hectares located approximately 39 kilometers west of the City of Vallenar in the Atacama, or Region III, geographic region of northern Chile (“Cerro Blanco”).  We are in the exploration stage, which means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or recovered.  Our primary expenditures at this stage consist of acquisition and exploration costs and general and administration expenses.  We have produced no revenues, have achieved losses since inception, have no operations, and currently rely upon the sale of our securities to fund our operations.

Our common stock is quoted on the OTC Bulletin Board under the symbol “WMTM.”  The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on March 19, 2010, was $1.05.

  We recorded a loss for the year ended December 31, 2009 of $5,860,005 ($0.17 per weighted average common share outstanding) compared to a loss of $3,175,908 ($0.10 per weighted average common share outstanding) for 2008.  This was a direct result of a loss recorded due to the adoption of an accounting policy in 2009, which required us to remeasure our warrant liability at its fair market value.  As a result in 2009 we recognized loss of $2,071,350 (2008: $nil).  Excluding this change in this accounting policy, our loss for the year was a more comparable $3,788,655.

A significant difference in 2009 compared to 2008 was the reduced level of exploration expenditures as the activities of the Company were focused on the pilot plant program and not field exploration.  Exploration expense was $377,891 (2008: $1,525,060), while engineering consulting expense was $639,185 (2008: $55,651).

Consulting fees – directors and officers was $1,182,776 (2008: $354,139) as a result of stock-based compensation recognized for previously issued options which vested during the year and shares issuances to management for attaining goals specified by the compensation committee during the year.

Investor relations expense of $696,191(2008: $4,809) reflects the stock-based compensation expense recorded with respect to the revaluation of the warrants in second quarter.

Interest revenue at $1,768 was down significantly from $38,057 in 2008 due to continued lower US dollar denominated deposit interest rates.

Generally most other expenses were comparable or lower this year due to changes in operations and cost constraints applied earlier in the year.

Liquidity and Cash Flow

As of December 31, 2009 we had working capital of $1,263,449 (2008 - $1,509,859) including $1,343,994 (2008 -$1,475,460) of cash and cash equivalents.  As of March 15, 2009, our cash position was approximately $875,000.

During the year ended December 31, 2009, the Company completed an offering of 1,496,930 shares at a price of $0.65 per unit for total gross proceeds of $973,005.  Share issuance costs for the private placement consisted of cash payments of $72,314 and issuance of 104,785 warrants at an exercise price of $0.90, to give net proceeds of $900,691

During the year ended December 31, 2008, the Company completed an offering of 2,814,909 shares at a price of $0.75 per share for gross proceeds of $2,111,180.  Share issuance costs for the private placement consist of cash payments of $144,094 to give net proceeds of $1,967,086.

We have prepared a 2010 combined operating budget which incorporates general corporate and administrative expenses as well as a base case of Chilean operations plus engineering studies.  We anticipate that expenditures, net of interest income will be such that we have sufficient funds for up to two years of operations, excluding 2009 drilling expenditures.   The diversion of funds from general purposes to engineering and marketing will, however, reduce the period during which we can cover expenditures.

We anticipate 2010 expenditures on the engineering and marketing plans to be as follows:

	Minimum	Maximum
Step out and infill drilling	$1,200,000	$1,500,000
Claim holding costs	50,000	60,000
Environmental impact study	200,000	300,000
Final feasibility study	600,000	900,000
Total	$2,050,000	$2,760,000

We continue to actively source additional funds to meet or exceed the anticipated expenditures above.  We believe that the prospects are such that we will be able to raise sufficient funds; however there are a number of risk factors which will influence our ability to do so, including the state of the capital markets generally, and the market price of our common stock. With the exception of funds on deposit, we have no other sources of committed funds, except for outstanding warrants for which there are no commitment to exercise.  The most likely source of new funds would be an equity placement of common shares.  We believe that a failure to raise funds in a timely manner would likely delay the achievement of some of the milestones in the engineering and marketing plans, and would delay any decision regarding the viability of operations while likely increasing future costs.

The July 2005 funding agreement with Rubicon contained certain anti-dilution provisions, such that any subsequent funds raised below $1.25 per share may trigger provisions which require the issuance of additional shares or re-pricing of warrants held by Rubicon.  This may influence our decision as to the suitability of any future financing.  In 2007 we commenced an offering of securities at $0.50 which triggered a reduction in the warrant exercise price to $0.50 per share and increased the number of shares issuable upon exercise of the outstanding preferred shares by a factor of 1.6.

Off-Balance Sheet Arrangements

During the year ended December 31, 2009, the Company did not have any off-balance sheet arrangements.

Critical Accounting Estimates

Effective January 1, 2009, the Company adopted the provisions of Emerging Issues Task Force (“EITF”) EITF 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, (EITF 07-05), which was primarily codified into Topic 815 - Derivatives and Hedging.  ASC 815 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative and to any freestanding financial instruments that are potentially settled in an entity’s own common stock.  As a result of adopting ASC 815, warrants to purchase 6,875,000 shares of our common stock previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment. The warrants had an exercise price of $0.50 and expire in July and September 2009, of which 4,250,000 warrants were extended to April 2011.  As such, effective January 1, 2009, the Company reclassified the fair value of these warrants to purchase common stock, which had exercise price reset features, from equity to liability status as if these warrants were treated as a derivative liability since their date of issue.   On January 1, 2009, the Company reclassified $1,084,375 to beginning accumulated deficit and $1,084,375 to other liabilities - warrants to recognize the fair value of such warrants on such date.  As of December 31, 2009, the remaining 4,250,000 warrants were fair valued using the Black-Scholes pricing model with the following weighted average assumptions:  risk-free interest rate of 1.08%, expected life of 1.25 years, an expected volatility factor of 84.10% and a dividend yield of 0.0%. The fair value of these warrants to purchase common stock increased to $2,956,725 as of December 31, 2009. As such, the Company recognized a $2,071,350 non-cash charge from the change in fair value of these warrants for the year ended December 31, 2009.

The Company accounts for stock-based compensation expenses associated with stock options and other forms of equity compensation in accordance with ASC 718-10, Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107.  ASC 718-10 requires the Company to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statement of operations.  The Company uses the straight-line single-option method to recognize the value of stock-based compensation expense for all share-based payment awards.  Stock-based compensation expense recognized in the statement of operations is reduced for estimated forfeitures, as it is based on awards ultimately expected to vest.  ASC 718-10 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

BUSINESS AND PROPERTIES

Overview

White Mountain Titanium Corporation is an exploration stage company, which means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced.  Although incorporated in the State of Nevada on April 24, 1998, our company was reorganized in February 2004 as a result of the reverse merger of GreatWall Minerals Ltd., an Idaho corporation, into Utah Networking Services, Inc., a Nevada corporation.  GreatWall had had an ongoing interest in the natural resources sector in Chile for several years prior to the merger and in 2003 had entered into an agreement with Phelps Dodge to acquire the Cerro Blanco rutile registered exploitation mining concessions.  The agreement was executed by GreatWall through its wholly owned subsidiary, Compañía Minera Rutile Resources Limitada.  Utah Networking Services, Inc. had been previously engaged in business of providing internet services but had refocused its business on the natural resources industry in March 2002.  The merger was approved by the shareholders of both companies on January 26, 2004, and was completed on February 10, 2004.  The newly reorganized company was subsequently renamed White Mountain Titanium Corporation.  Compañía Minera Rutile Resources Limitada was subsequently converted to a Chilean stock company and the name changed to Sociedad Contractual Minera White Mountain Titanium.  We also have another wholly owned Hong Kong company, White Mountain Titanium (Hong Kong), which is inactive.

On or about September 5, 2003, Sociedad Contractual Minera White Mountain Titanium (formerly known as Compania Minera Rutile Resources Limitada, and formally known as Minera Royal Silver Limitada), a subsidiary of GreatWall at the time, and Compania Contractual Minera Ojos del Salado, a Chilean operating subsidiary of Phelps Dodge Corporation, entered into a Transfer of Contract and Mortgage Credit agreement for the purchase by GreatWall’s subsidiary of the initial nine mining registered exploitation concessions located in Chile for which Compania Contractual Minera Ojos del Salado held a mortgage.  Pursuant to the transfer agreement, Compania Contractual Minera Ojos del Salado sold and transferred its mortgage right to the mining concessions to GreatWall’s subsidiary.  Subject to the terms of the transfer agreement, Compania Minera Rutile Resources Limitada was obligated to pay $650,000 to Compania Contractual Minera Ojos del Salado for its transfer of the mortgage to GreatWall’s subsidiary, payable $50,000 within thirty days of the transfer agreement, $50,000 on March 5, 2004, and $50,000 on September 5, 2004, and was obligated to pay $500,000 on September 4, 2005, which date was extended by mutual consent of the parties to September 9, 2005.  The original transfer agreement was negotiated between the management of GreatWall and Phelps Dodge, and as a result of the merger of GreatWall into our company, Compania Minera Rutile Resources Limitada became our wholly owned subsidiary.  The initial payment of $50,000 was paid by GreatWall prior to its merger into our company in February 2004.  The subsequent payments of $50,000 each on March 5, 2004, and September 5, 2004, were paid by us.  Prior to the final payment, Compania Contractual Minera Ojos del Salado transferred by dividend the right to receive the final payment from our Chilean subsidiary to its parent corporation, PD Ojos del Salado, Inc., a Delaware corporation, and PD Ojos del Salado, Inc. subsequently transferred by dividend the right to receive the final payment from to its parent corporation, Phelps Dodge.  In September 2005, we completed a debt conversion agreement with Phelps Dodge whereby we issued 625,000 shares of Series A Convertible Preferred Stock and warrants to purchase 625,000 shares of our common stock as consideration for the final payment of $500,000 owed under the property payment schedule.

Our sole business plan is to explore for titanium deposits or reserves on the Cerro Blanco mining concessions.  If this exploration program is unsuccessful, we will be unable to continue operations.

Titanium Industry and Market Overview

Overview

Titanium is the ninth most abundant element, making up about 0.6% of the earth’s crust.  Titanium occurs primarily in the minerals anatase, brookite, ilmenite, leucoxene, perovskite, rutile, and sphene.  Of these minerals, only rutile, ilmenite and leucoxene, an alternation product of ilmenite, have significant economic importance.  Both rutile and ilmenite are chemically processed to produce both titanium dioxide pigment and titanium metal.

Approximately 95% of titanium is consumed in the form of titanium dioxide concentrate, primarily as a white pigment in paints, paper, and plastics.  Titanium dioxide pigment is characterized by its purity, refractive index, particle size, and surface properties.  The superiority of titanium dioxide as a white pigment is due mainly to its high refractive index and resulting light-scattering ability, which impart excellent hiding power and brightness.

Titanium metal is well known for its corrosion resistance, high strength-to-weight ratio, and high melting point.  Accordingly, titanium metal is used in sectors, such as the aerospace and chemicals industries, where such considerations are extremely important.

Our business is currently focused on the mining concessions which constitute the Cerro Blanco property.  These concessions host a hard rock rutile deposit as opposed to ilmenite laden mineral sands deposits held by most of our competitors.  Rutile has a higher percentage of titanium oxide than mineral sands.

Industry Background

The bulk of the world’s titanium is used as the metal oxide, titanium dioxide (TiO2).  The chemically processed titanium ore, whether rutile or ilmenite based, is turned into pure titanium dioxide and used as a brilliant white pigment which imparts whiteness and opacity to paint, plastics, paper and other products.  The use of titanium dioxide as a color carrier has grown over the last 40 years, since the use of white lead based paints was banned throughout the world for health reasons.  Titanium dioxide is chemically inert, which gives it excellent color retention.  It is thermally stable, with a melting point at 1,668ºC, which makes it suitable for use in paints and products that are designed to withstand high temperatures.  About 5% of the world’s titanium is used as the metal, due to its exceptional properties.  It has the highest strength to weight ratio of any metal; is as strong as steel but 45% lighter.  The most noted chemical property of titanium is its excellent resistance to corrosion; it is almost as resistant as platinum, capable of withstanding attack by acids, moist chlorine gas, and by common salt solutions.

The table below gives a summary of distribution and end uses on an industry by industry basis for TiO2.

U.S. Distribution of TiO2 pigment shipments by industry: 2006
Industry	Percent
Paint and Coatings	59.1%
Plastics and Rubber	23.8%
Paper	11.6%
Other*	5.5%

* Includes agricultural, building materials, ceramics, coated fabrics and textiles, cosmetics, food, paper and printing ink

The table below gives a broad picture of principal uses for titanium dioxide.

Uses of Titanium Dioxide
Industry	Use
Paints & Pigments	Paints, coatings, lacquer, varnishes, to whiten and opacity polymer binder systems, to provide coating and hiding power, and to protect paints from UV radiation and yellowing of the color in sunlight.

Plastics
To ensure high whiteness and color intensity, and increase plastic impact strength in such items as window sections, garden furniture, household objects, plastic components for the automotive industry.

Paper	Additive to whiten and increase opacity of paper.

Cosmetics	Protection against UV radiation in high-factor sun creams; to give high brightness and opacity in toothpaste and soaps.

Uses of Titanium Dioxide
Industry	Use
Food	High brightness and opacity in foods and food packaging.

Pharmaceuticals	High chemical purity titanium dioxide is used as a carrier and to ensure brightness and opacity.

Printing Inks	Protection against fading and color deterioration.

Other	Titanium dioxide is used in chemical catalysts, wood preservation, rubber, ceramics, glass, electroceramics, welding fluxes, and high temperature metallurgical processes.

Since 2004, an expanding world economy and industrial growth in China led to strong demand for titanium mineral concentrates, titanium metal and titanium dioxide (TiO2) pigment.  According to the U.S. Bureau of Mines, gross production of titanium mineral concentrates (ilmenite, rutile, and leucoxene) rose from 6.7 million tonnes in 2005 to an estimated 7.8 million tonnes in 2007.  During the same period, published prices for high grade rutile have held up at $500 - $750 per tonne, depending on grade.

The following table sets forth the estimated world reserves of titanium minerals based upon global resources of titanium minerals.

World Reserves of Ilmenite and Rutile (‘000t TiO2)
Country	Ilmenite	Rutile
Australia	130,000	19,000
Canada	31,000	-
China	200,000	-
India	85,000	7,400
Norway	37,000	-
South Africa	63,000	8,300
Ukraine	5,900	2,500
US	6,000	400
Other	15,000	8,100
Source:  U.S. Geological Survey, Mineral Commodity Summaries, January 2009, found online at http://minerals.usgs.gov/minerals/pubs/mcs/2007/mcs2007.pdf.

Titanium Pigment Production

Mining of titanium minerals is usually performed using surface methods like dredging and dry mining and gravity spirals.  Ilmenite is often processed to produce a synthetic rutile.

The most widely used processes available for the manufacture of titanium dioxide pigment are the sulphate and chloride processes.  Commercially manufactured titanium dioxide pigment is available as either anatase-type or rutile-type, categorized according to its crystalline form, regardless of whether it is made from the mineral rutile.  Anatase pigment is currently made by sulphate producers only, while rutile pigment is made by both the chloride and the sulphate processes.  The decision to use one process instead of the other is based on numerous factors, including raw material availability, freight, and waste disposal costs.

Anatase and rutile pigments, while both are white, have different properties and thus have different end-uses.  For example, rutile pigment is less reactive with the binders in paint when exposed to sunlight than is the anatase pigment and is preferred for use in outdoor paint.  Anatase pigment has a bluer tone than rutile, is somewhat softer, and is used mainly in indoor paints and in paper manufacturing.  Depending on the manner in which it is produced and subsequently finished, TiO2 pigment can exhibit a range of functional properties, including dispersion, durability, opacity, and tinting.

In the chloride process, rutile is converted to TiCl4 by chlorination in the presence of petroleum coke.  TiCl4 is oxidized with air or oxygen at about 900ºC, and the resulting TiO2 is calcined to remove residual chlorine and any hydrochloric acid that may have formed in the reaction.  Aluminum chloride is added to the TiCl4 to assure that virtually all the titanium is oxidized into the rutile crystal structure.  The process is conceptually simple but poses a number of significant chemical engineering problems because of the highly corrosive nature of chlorine, chlorine oxides and titanium tetrachloride at temperatures of 900°C or higher.

In the sulphate process, ilmenite or titanium slag is reacted with sulfuric acid.  Titanium hydroxide is then precipitated by hydrolysis, filtered and calcined.  This is a process involving approximately 20 separate processing steps.  Because sulphate technology is predominantly a batch process, it is possible to operate one part of a sulphate process plant while another part is shut down for maintenance.  To some extent, stocks of intermediate reaction products can be allowed to build up, awaiting further processing downstream at some later time.  It is also possible that a sulphate process plant can be run at 60-80% capacity utilization fairly easily if necessary, simply by switching off one or more of its calciners.

Synthetic rutile is formed by removing the iron content from ilmenite, thereby concentrating the titanium dioxide content to at least 90%.  In this way, ilmenites can be upgraded to chloride route feedstocks and used as a substitute for rutile.

For 2007, U.S. consumption of ilmenite and titaniferous slag was more than three times that of both natural and synthetic rutile.

Demand for Titanium Pigment

An assessment of U.S. Geological Survey historical data (Titanium Minerals Handbook, 1970-2007) shows that world demand for titanium dioxide pigments showed practically unbroken annual growth from 1.6 million tons (Mt) in 1970 to 3.9Mt in 2000.  It declined to 3.7Mt in 2001 but rebounded to around 4Mt in 2002, with sales increasing by around 6.6% and a further rise of 3.2% in 2003.  In 2007 world consumption rose to 4.9Mt.

Titanium Dioxide Prices

The 2007 year end published price range for bagged rutile mineral concentrates was US$570 to US$700 per metric ton, a moderate increase compared with that of 2005.  Year end prices of ilmenite concentrate ranged from US$75to US$85 per ton for 2007.

Competition

Once in production we will compete with a number of existing titanium dioxide concentrate producers, including Iluka Resources Inc., Richards Bay Iron and Titanium Pty. Ltd., QIT-Fer et Titane Inc., and Titania A/S as well as other projects proposed for development.  Each of the existing producers has an operating history as well as proven reserves and resources; however the majority of their collective production is in the form of ilmenite or synthetic rutile, not natural rutile.

Management believes that the location of the Cerro Blanco property may provide a significant advantage in competing with other producers of titanium.  In addition to good road transport links, power and water, a port facility capable of handling 70,000 ton ships is available at Huasco, 30 kilometers northwest of the Cerro Blanco property.  The property also lies close to a fully operational rail track, and if necessary, a spur line could be run into the property linking it directly to port facilities at Huasco.

In order to be competitive, we will be required to meet buyers’ specifications, including particle size, concentration levels, calcium and impurities.  Management believes metallurgical tests to date have demonstrated that the rutile mineralization at the Cerro Blanco concessions can be concentrated to an acceptable level to buyers.   Results received in November 2006 of metallurgical mapping studies of the Cerro Blanco rutile deposit, which were based on 15 different samples selected from a recent RC drilling campaign, indicate that a high grade rutile product with low levels of calcium and other impurities can be produced from a range of ore types.  Based on these earlier results, the Company has initiated work at the pilot plant level, to investigate critical engineering and commercial factors.  The Company’s technical team, working with consultants, aims to process some 500 tonnes of Cerro Blanco ore in Chile to produce a commercial grade concentrate.

Management does not currently have any customers for any rutile titanium which it may produce.  We anticipate that the concentrate would be transported by ship which makes the location of the mining concessions near a port advantageous.  Notwithstanding this, management will need to evaluate shipping rates and transit times when it obtains potential customers to determine whether existing prices for titanium would make sales to such customers economically viable.

Mining, particularly copper mining is a significant industry in Chile.  We will be competing with a number of existing mining companies, including the state-owned Codelco Copper Corporation, one of the world’s largest copper producers, for qualified workers, supplies, and equipment.  However, management believes Cerro Blanco has an attractive location and good infrastructure in an active mining region.  The property is located at a low elevation, near the coast, with two nearby towns from which it will be able to draw manpower and supplies.

Government Compliance

Our exploration activities are subject to extensive national, regional, and local regulations in Chile.  These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment.  Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Cerro Blanco property, the extent of which cannot be predicted.  Also, permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation.  In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority.  We are not presently aware of any specific material environmental constraints affecting the Cerro Blanco property that would preclude its exploration, economic development, or operation.  Nevertheless, as a condition to placing the property into production, we are required to submit an environmental impact study for review and approval.

Chile enacted provisions in its 1980 Constitution to stimulate the development of mining, while at the same time guaranteeing the property rights of both local and foreign investors.  While the state owns all mineral resources, exploration and exploitation of these resources is allowed via mining concessions, which are granted by the courts.  A Constitutional Organic Law, enacted in 1982, sets out that certain rights and obligations may attach to concessions, such as the right to mortgage or transfer concessions and the entitlement of the holder to explore (pedimentos) as well as to exploit (mensuras).  A concession is obtained by filing a claim and includes all minerals that may occur within the area covered by the concession.  The holder of a concession also has the right to defend his interest against the state and third parties.

Mining claims in Chile are acquired in the following manner:

•
Pedimento: A pedimento is an exploration claim precisely defined by coordinates with north-south and east-west boundaries.  These may range in size from a minimum of 100 hectares to a maximum of 5000 hectares, with a maximum length-to-width ratio of 5:1.  A pedimento is valid for a maximum period of two years, following which the claim may be reduced in size by at least 50%, and renewed for an additional two years, provided that no overlying claim has been staked.  Claim taxes are due annually in the month of March; if the taxes on a pedimento are not paid by such time, the claim can be restored to good standing by paying double the annual claim tax by or before the beginning of the following year.  In Chile, new pedimentos are permitted to overlap pre-existing claims; however, the previously staked or underlying claim always takes precedence as long as the claim holder maintains his claim in good standing and converts the pedimento to a manifestacion within the initial two year period.

•
Manifestacion: During the two-year life of a pedimento, it may be converted at any time to a manifestacion.  Once an application to this effect has been filed, the claim holder has 220 days to file a “Solicitud de Mensura”, or “Request for Survey” with a court of competent jurisdiction, and notify surrounding claim holders of the application by publishing such request in the Official Mining Bulletin.  This notifies surrounding claim holders, who may contest the claim if they believe their pre-established rights are being encroached upon.  The option also exists to file a manifestacion directly on open ground, without going through the pedimento filing process.

•
Mensura: The claim must be surveyed by a government licensed surveyor within nine months of the approval of the “Request for Survey.”  During the survey any surrounding claim owners may be present, and once completed the survey documents are presented to the court and reviewed by SERNAGEOMIN, the National Mining Service.  Assuming that all steps have been carried out correctly and all other necessary items are in order, the court then adjudicates the application and grants a permanent property right (a mensura), the equivalent to a “patented claim.”

Each of the above stages of the acquisition of a mining claim in Chile requires the completion of several steps, including application, publication, inscription payments, notarization, tax payments, legal fees, “patente” payments, and extract publication, prior to the application being declared by the court as a new mineral property.  Details of the full requirements of the claim staking process are documented in Chile’s mining code.  Most companies carrying on operations in Chile retain a mining claim specialist to carry out and review the claim staking process and ensure that their land position is kept secure.

In 1994 Chile adopted legislation establishing general environmental norms which must be followed in activities such as mining.  This legislation requires us to prepare an environmental impact study which must include a description of the project and a plan for compliance with the applicable environmental legislation.  It must also include base line studies containing the information relative to the current components of the existing environment in the area influenced by the project.  Further, it must consider the construction, operation and closure/abandonment phases of the project.  It must also include a plan to mitigate, repair, and compensate, as well as risk prevention and accident control measures, to achieve a project compatible with the environment.  The study must be presented to the community for comment and to the regional arm of the National Environmental Commission for approval.

We have completed an environmental base line study on the property, which has not yet been submitted to the regional Chilean government authority for review and approval.  The work completed to date will form the basis of the environmental impact study to commence mining operations.  While the environmental monitoring and base line studies completed to date have not identified any endangered plant or animal species on the property, and while the property is located at distance from human habitation, these studies cited a risk of airborne dust being generated from rock blasting and crushing operations and from road haulage activities at open pit mining operations.  Without proper blasting, crushing and road maintenance practices in place, there is a risk that airborne dust generated from the planned mining activity at Cerro Blanco could be transported by winds to the village of Nicolasa, located approximately 14 kilometers to the northeast, or onto farmland located within the Huasco River valley to the north-northeast.  Nevertheless, prevailing winds at the mine site are east-west which should permit us to schedule blasting and other activities which create significant dust on days with prevailing or no winds.  Our principal rock crushing plant will be fitted with dust containment units which should also mitigate dust from these activities.  We also plan to use water trucks to dampen roadways and limit the amount of dust from trucks using these roads.

Insurance

We maintain property and general liability insurance with coverage we believe is reasonably satisfactory to insure against potential covered events, subject to reasonable deductible amounts, through our exploration stage.

Cerro Blanco Property

Glossary of Terms

Certain terms used in this section are defined in the following glossary:

ALKALIC DIORITE-GABBRO-PYROXENITE INTRUSIVE: a potassium and sodium rich, coarse grained and possibly dark colored igneous rock with associated magnesium and iron that consolidated from magma beneath the earth's surface.

DEVELOPMENT: work carried out for the purpose of opening up a mineral deposit and making the actual extraction possible.

DISSEMINATED: fine particles of mineral dispensed through the enclosing rock.

EXPLOITATION MINING CONCESSIONS: licensed claims where the holder has the right to permit, develop, and operate a mine.

EXPLORATION: work involved in searching for ore by geological mapping, geochemistry, geophysics, drilling and other methods.
GRADE: mineral or metal content per unit of rock or concentrate or expression of relative quality e.g. high or low grade.

INTRUSIVE: a volume of igneous rock that was injected, while still molten, and crystallized within the earth’s crust.

MINERALIZATION: the concentration of metals and their compounds in rocks, and the processes involved therein.

ORE: material that can be economically mined from an ore body and processed.

RECLAMATION: the restoration of a site after exploration activity or mining is completed.

RUTILE: a mineral, titanium dioxide (TiO2), trimorpheus with anatase and brookite.

TiO2:  Titanium dioxide.  The form of titanium found in the mineral rutile.

TITANIUM: a widely distributed dark grey metallic element, (Ti), found in small quantities in many minerals.  The mineral ilmenite, (FeTiO3), is currently the principal feedstock for the production of titanium dioxide (TiO2) powder and titanium metal.

Location and Access

The Cerro Blanco property is located approximately 39 kilometers, or approximately 24 miles, west of the city of Vallenar in the Atacama geographic region (Region III) of northern Chile and southwest of the Cerro Rodeo Mining District.  Access to the property is as follows:  The main Ruta 5, the PanAmerican Highway, runs north from Santiago for approximately 625 kilometers to Vallenar; from there a paved road runs west toward the Port of Huasco for a distance of 22 kilometers to the village of Nicolasa; at Nicolasa a municipally maintained dirt road runs approximately 14 kilometers southwest to the property.  Management believes access to the property is adequate to accommodate the type of vehicles and traffic during the exploration stage on the property.  Improvements to the dirt road will be required for the development and production stages.  These improvements will include widening of the road and topping it with gravel.  Management believes adequate supplies of bedrock and gravel are available for this purpose, although it currently has no arrangements or agreements to provide either the improvement services or supplies.   The area is served by a regional airport at Vallenar.

Cerro Blanco lies within an established mining district where management believes experienced mineworkers and support personnel are available.  Labor rates in the region are considerably less costly when compared with standard North American rates.  Mining is one of the main sectors of the Chilean economy and   Region III has a broad base of mining contractors and suppliers of both new and used mining and processing equipment.

The local climate is generally arid with little rainfall in normal years.  Vegetation is minimal, supporting only desert scrub and sparse cactus.  Topography consists of low hills with a mean elevation of 100 meters, which are incised periodically by active creeks.  The Huasco River, 15 kilometers, approximately 9 miles, to the north, is a source of water.  Additionally, high-tension power lines pass 15 kilometers, approximately 9 miles, to the north of the property along the Vallenar-Huasco highway.

In addition to road transport links, power and water access, a port facility with a capacity to handle 70,000 ton ships is accessible at Huasco, which is 30 kilometers, approximately 19 miles, northwest of the property.  The property also lies close to a fully operational rail track.  If necessary, a spur line could be run into the property linking it directly to the port.

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Section shown
CHILE
Pacific Ocean
CHANARAL
El Barquito
El Salado
DIEGO DE ALMAGRO
El Salvador
Potrerillas
Agua de la Falda
Manto Verde
Laca de Oro
CALDERA
La Coipa
La Pepa
Refugio
Aldebaran (Cerado)
Marte
Lobo
COPIACO
Punta del Cobre
Ojos del Salado
TIERRA AMARILLA
Cerro Blanco Project
La Candelaria
Los Loros
ARGENTINA
Los Colorados
HUASCO
FRERINA
VALLENAR
ALTO DEL CARMEN
Algarrobo
DOMEYKO
Pascua
Paved Way
Vehicle Track
Railroad
Copper Mine
Gold Mine
Iron Mine

Title Status and Exploration Rights

Under the Chilean mining code, surveyed mineral concessions can be held in perpetuity subject only to an annual tax based on the land held.  We have converted our existing exploration licenses into 33 exploitation licenses. The tax payment for March 2007 was approximately $50,000 based upon the status of the mining concessions and the currency exchange rate at that time.  The payment for March 2008 and 2009 was $55,000 at the prevailing exchange rate.  We estimate that the amount for 2010 will increase because of the increase in the number of our mining concessions.

The Chilean mining code does not convey surface rights to owners of the mining concessions.  However, the owners of mining concessions are entitled to the establishment of the necessary easements for mining exploration and exploitation.  The surface lands are subject to the burden of being occupied, to the extent required by mining operations, by ore yards and dumps, slag and tailings, ore extraction and benefaction plants, electric substations and communications lines, canals, reservoirs, piping, housing, construction and supplementary works, and to the encumbrance of transit and of being occupied by roads, railways, piping, tunnels, inclined planes, cableways, conveyor belts and all other means used to connect the operations of the concession with public roads, benefaction facilities, railroad stations, shipping ports, and consumer centers.  The establishment of these easements, the exercise thereof, and the compensation therefore, are to be agreed upon either between the concession owner and the surface owner, or are established by court decision under a special brief procedure contemplated by the law.

The surface rights are owned by Agrosuper, a large Chilean agricultural concern..  Upon completion of the final feasibility study, we intend to either negotiate surface rights with Agrospuper or to apply to local courts for these surface rights.  This is an ongoing progress.   Nevertheless, should this alternative fail, we will proceed to seek the easement through the court, which under Chilean mining law we have the right to obtain.  We do not anticipate any material difficulty with surface rights on the Cerro Blanco property.

Exploration History

In 1990-1991, the western half of the property, then referred to a as Barranca Negra, was held under option by Adonos Resources of Toronto, Canada, who conducted extensive rock sampling, geological mapping and 450 meters of trenching.  In 1992 the property was optioned by Phelps Dodge, to which they applied the name Freirina.  In late 1992 and early 1993, 1,200 meters of diamond and 6,000 meters of reverse circulation drilling were completed, principally in the most westerly Cerro Blanco anomaly.  In 1993 two 15 ton bulk samples were taken for metallurgical testing.  A gravity concentrate was produced from a 15 ton sample of this material by Lakefield Research in Santiago.  Fifty kilos of this concentrate were shipped to Carpco Inc. in Florida for further gravity circuit up-grading followed by dry-milling using magnetic and electrostatic separation techniques.

In 1999, Dorado Mineral Resources N.L. purchased the property and re-named the property Celtic.  In February 2000, a preliminary processing test carried out by RMG Services Pty. Ltd., Adelaide, Australia, on behalf of Dorado, used combined microwave leaching and flotation in the up-grading of Celtic (Freirina) gravity concentrate.  In June 2000 a review and summary of prior exploration programs and results was conducted by an independent geological consultant on behalf of Dorado Mineral Resources N.L.  A cross-sectional estimation of the resource potential of the Cerro Blanco deposit based on the prior drilling and surface sampling was completed as part of this study.  Later the same month a scoping study based on level plans produced for the area of highest density drilling was undertaken on behalf of Dorado Recursos Minerales Chile S.A. by Tecniterrae Limitada, a Santiago based group of consulting mining engineers.

In November and December 2000 a further study was commissioned by Dorado Recursos Minerales Chile S.A. to supervise the collection of a second bulk sample of 25 tons for metallurgical testing.  Also during this program the Cerro Blanco area was geologically re-mapped.  In August 2001, ownership of the property was transferred to Kinrade Resources Limited.  Subsequent to these events, Kinrade defaulted on its obligations and was unable to meet the payment schedules as required under contract.  In the fall of 2003 ownership of the property passed to Sociedad Contractual Minera White Mountain Titanium, formerly known as Compañía Minera Rutile Resources Limitada, the wholly owned subsidiary of White Mountain Titanium Corporation.  The purchase was completed in September 2005.

Geology and Mineralization

Management believes the Cerro Blanco property contains a large and possibly unique type of titanium mineralization.  Nevertheless, we are still in the exploration stage of development and there are no known reserves on the property.  The titaniferous mineral located on the property is clean red-brown and black rutile which occurs disseminated with the tonalitic suite of an alkalic diorite-gabbro-pyroxenite intrusive.  Its uniformly disseminated nature and associated alteration endow it with strong similarities to porphyry copper deposits.  Natural rutile concentrates such as found on this property would be the preferred feed stock for both titanium metal and pigment grade titanium dioxide production.

Exploration Plans

During 2006, we undertook two separate drilling campaigns.  The first was designed to test ore variability, and provided 15 different composites which were subjected to metallurgical testing.  The second campaign, which commenced in October 2006, centered on an exploration program consisting mainly of infill and step out drilling, grade variability studies and regional reconnaissance in search of possible extensions to the mineralization and geologic modelling.  On January 24, 2007, we announced that we had completed a 16-hole diamond drilling campaign, totaling over 2,900 meters at Cerro Blanco.  The principal objectives of this campaign were to increase resources in the central portion of the main zone as well as to test new target areas to the south and south-west.  Core recoveries in excess of 95% were achieved in the majority of holes drilled.  Split core samples were sent in for on-going metallurgical testing, and whole-core geotechnical testing has been carried out in respect of rock mechanics for mine planning purposes.

Planning and execution of the drilling campaign was closely linked to previous metallurgical test work.  The principal focus was to target titanium resources which would yield a high grade TiO2 concentrate from conventional flotation.  After an extensive evaluation of historic data, our contract geologists devised and are now utilizing an ore ranking system, MR1 (“Mine Rank 1”) through to MR4, with ranks MR1 and MR2 producing the best, and most commercially acceptable chemical product specifications.  Data from the latest drilling campaign was input into a geological model and this model, together with ongoing technical work, will be integrated into a resource model.

Titanium mineralization starts at surface and extends over long intercepts with both attributes offering the potential for low mining costs.  We believe we have good results in the central portion of the main zone of Cerro Blanco, as well as significant potential for further resource development to the south and south-west areas of the property.

During 2007, the Company’s geological team undertook and extensive geochemical sampling program at the Eli prospect.  Working on a 25 by 25 meter grid, the team took nearly 700 samples of outcrop material over an area of 1100 meters by 900 meters.  These were sent for chemical assay.  Samples showed mineralization with TiO2 grades in the range 1.0% to 3.0%; two samples from high grade vein material reported results in excess of 21% TiO2 and 25% TiO2, respectively.

In early 2008 the Company built a 12 kilometer, 5 meter wide access road to and around Eli.  Drill pads were constructed on 50 meter centers adjacent to the road grid covering the prospect.  An initial drill program, which involved two diamond drill rigs, commenced in late April and ran through June. Approximately 4,000 meters of drilling was completed. The Company is awaiting final analyses and a compilation report on the program.

In January 2008 the Company retained Thomas A. Henricksen, PhD. and a qualified person under Canadian National Instrument 43-101 to prepare a NI 43-101 compliant technical report on the Cerro Blanco property (the “Technical Report”).  The Technical Report, which was dated February 25, 2008, was based on extensive geological mapping, surface sampling, 14,078 meters of drilling and a geological model developed by the Company.

Following completion of the Technical Report, the Company retained Dr. Henricksen to compile a NI 43-101 compliant preliminary assessment of the Cerro Blanco project (the “Assessment”). The Assessment, which was dated May 30, 2008, incorporated by reference the Technical Report as well as reports prepared for the Company by other independent experts in their fields.  The latter reports include preliminary process engineering and costing report prepared by AMEC-Cade dated March, 2008, a preliminary pit design report prepared by NCL Ingenieria y Construccion dated May 2008, various metallurgical reports prepared by SGS Lakefield, an environmental base line study prepared by Arcadis Geotecnica dated December 2004 and titanium marketing information provided by the Company’s marketing consultant.

For engineering design purposes, the Assessment adopted a base case set of assumptions, the major assumptions being the construction of an open pit mine, processing plant and ancillary facilities capable of producing 100,000 tonnes per year of high grade rutile concentrate grading plus 94.5% TiO2 at start up, scaling to 130,000 tonnes per year in production Year 4 at an assumed undiluted head grade to the plant of 2.3% TiO2.  Mining would commence on the Las Carolinas prospect and feed would be conveyed downhill to a processing plant located less than two kilometers to the northeast.  Within the plant, the process flow sheet consisted of a semi-autogenous grinding mill, gravity pre-concentration and column flotation circuits and high intensity magnetic separation with process water sourced from a desalination plant constructed at the port of Huasco. AMEC-Cade assumed that mining would be done under contract at a cost of US$1.20 per tonne mined and that the price of high grade rutile concentrates would be US$500 per tonne FOB port.

Based on these assumptions AMEC-Cade, our internationally recognized engineering contractor, designed a processing plant with an initial operating capacity of approximately 5.1 million tonnes per year, increasing to approximately 6.1 million tonnes per year by Year 4.  They estimated a cost to construct the plant and ancillary facilities of US$117 million in direct costs and US$42 million in indirect costs, for a total of US$159 million.  To this figure, and as this was a preliminary study, AMEC-Cade added a 20% contingency to arrive at a total estimated cost of US$190 million. With respect to processing plant operating costs, AMEC-Cade estimated site and transportation costs to port of US$3.60 per tonne processed (US$184 per tonne of rutile concentrate) in Year 1, dropping to US$3.50 per tonne processed (US$180 per tonne of rutile concentrate) in Year 4. The anticipated reduction in operating costs is attributed to increased volumes as well as increased efficiencies from the gravity pre-concentration circuit.  Electric power consumption was the highest single cost item, comprising approximately 31% of the total estimated unit operating costs. AMEC-Cade recommended that the Company proceed to the pilot stage and investigate two possibilities for reducing capital costs: the use of sea water rather than desalinated water in the processing plant and siting the plant elsewhere on the property to lower the installed cost of the conveyor. Two alternate sites were identified.

In December 2009 we announced completion of a detailed Stage 2 pilot plant test work program culminating in one 60 hour continuous test run.  The primary objective of the Stage 2 pilot plant test work was to produce a natural rutile, titanium dioxide concentrate meeting the chemical and particulate specifications of titanium pigment and sponge metal producers.  The test work was conducted on a 275 tonne bulk sample representative of currently identified, at and near surface natural rutile mineralization sourced from the Las Carolinas prospect at our Cerro Blanco project.  The bulk sample, which was taken from an area of the Las Carolinas prospect which could be chosen to provide initial mine feed to a full scale process plant, assayed 2.9% TiO2.

Following crushing to minus ½ inch, mill underflow was fed to a gravity pre-concentration circuit which consisted of a fine fraction recovery cyclone as well as middlings and coarse fraction mechanical vibrating tables.  The mechanical vibrating tables concentrated the higher specific gravity, natural rutile while rejecting some 50% by volume of the lower specific gravity feed material.  The result of gravity pre-concentration was to upgrade the natural rutile being processed from an initial grade of 2.9% TiO2 to a grade of approximately 5.0% TiO2.  Upgraded material from the gravity pre-concentration circuit was fed to a conditioning tank for pH adjustment and from there to a conventional flotation circuit for further recovery, concentration and cleaning.  Flotation feed from the conditioning tank was passed to rougher, scavenger and 5 cleaning flotation stages, where the majority of the natural rutile was recovered and concentrated.  An acid pH in the flotation circuit between 3.5 and 4.75 was maintained in the flotation circuit.  Tailings from the flotation circuit could form the feed source for a feldspar recovery circuit.

Following the final flotation cleaning stage, the natural rutile, titanium dioxide concentrate was fed to a high intensity magnetic separator to remove magnetic and para-magnetic minerals.  Magnetic separation resulted in two concentrate products: a high grade natural rutile, titanium dioxide concentrate and a magnetic and para-magnetic minerals by-product concentrate.

The following table provides a chemical analysis of the final product from the 60 hour test run for both + and -75 micron fractions after magnetic separation:

Table 17.  Magnetic Separation Results from the Concentrate
produced during Continuous Operation – Non-magnetics

		Assays
Element		+75 Micron Fraction	-75 Micron Fraction

Titanium	TiO2%	96.8	97.3
Iron	Fe2O3%	0.70	0.86
Silica	SiO2%	0.95	0.80
Alumina	Al2O3%	0.11	0.08
Magnesia	MgO %	<0.01	<0.01
Calcium	CaO %	0.06	0.17
Sodium	Na2O %	0.07	0.03
Potassium	K2O %	0.02	0.02
Phosphorus	P2O5%	<0.01	<0.01
Manganese	MnO %	<0.01	0.01
Chromium	Cr2O3%	0.39	0.42
Vanadium	V2O5%	0.23	0.26
LOI	%	0.17	0.18

We are now preparing samples of the coarser, +75 micron product for testing by potential buyers of the natural rutile, titanium dioxide concentrate for paint and pigment applications.

Following completion of the Stage 2 pilot plant test work, we conducted further optimization test work on the rutile process flow sheet, specifically the use of spirals and Knelson concentrators in the gravity pre-concentration circuit and the use of sea water as the aqueous medium in the flotation circuit.  In January 2010 we released results from this optimization test work which stated that spirals were a viable alternative to mechanical vibrating tables in the pre-concentration circuit and that comparable concentrate grades and recoveries were obtained using sea water versus fresh water as the aqueous medium in the flotation circuit.

Also in January 2010 we reported that we had successfully completed a locked cycle, flotation test work program to recover feldspar from natural rutile (titanium dioxide) flotation tailings.

All test work was carried out in an acidic environment (pH 3.5 to 5.5)—very similar to pH conditions previously used in the flotation of rutile.  Management believes this is an important achievement as it obviates the need to undertake major pH adjustment from the rutile to the feldspar flotation circuit.  A sodium feldspar concentrate assaying 9.07% Na2O and 0.37% Fe2O3 was produced using fresh water as the aqueous medium and minimal addition of flotation reagents.  As with the natural rutile, titanium dioxide concentrate results achieved in the optimization test work, comparable sodium feldspar concentrate grades were obtained using sea water versus fresh water as the aqueous medium.

With respect to mining, mining costs would be in addition to the processing plant operating costs estimates set out above.  A preliminary mine plan will be prepared once further drilling has been completed.  At present NCL have modeled preliminary optimized pits for only the Central Zone of the Las Carolinas prospect on the assumption that this could be the initial pit area.  The pits were modeled using 10 x 10 x 10 meter blocks and base case pit wall angles of 45 degrees, with sensitivities run at 50 degrees.  Whilst the objective of our mapping, surface sampling and drilling programs is to both increase the quantity and classification of TiO2 resources on the Cerro Blanco property, the project is at an exploration stage and there is no guarantee of future exploration success or of economic viability. For these reasons, project cash flow estimates are not included in the Assessment.

Arcadis Geotecnica conducted an environmental base line study in 2005 -2006 over the Las Carolinas and La Cantera prospects. Based on field information gathered, vegetation in the area was comprised mostly of bushes, cactus and plants characteristically found in desert regions and areas of sandy and stony soils.  Whilst no native animals were observed, animals potentially living in the area would include foxes, rodents, pumas, guanacos, rabbits and reptiles. The study stated that a mining operation as contemplated would have no significant impact on land vertebrates but care would need to be exercised on the northern slopes favored by reptiles.  Six underground springs were identified, several with only seasonal flow.  As well six houses were observed extending from the project north towards Vallenar, three of which are occupied on a permanent basis.  Conversations with the inhabitants suggested that they would have a positive view of the project due to the economic and social benefits it would bring.  Arcadis Geotecnica recommended an intensive follow up survey of one ravine for possible archaeological relics and indentified two areas for the possible stockpiling of waste rock.  We retained Arcadis Geotechnica to complete the recommended follow up survey and no archaeological relics were found.

The Assessment concluded that results from the considerable body of work completed on the project to date support the our recommended, phased work programs and that the estimated costs for the work programs were reasonable and adequate to the present stage of the project.  The overall objective of our work programs is to complete an independent final feasibility study which supports the construction of a natural rutile, TiO2 mining operation on the property.

 We now have a considerable body of engineering design and process engineering work completed, both by us and previous owners, for the development of a large open pit mine and milling operation.  The extent to which this engineering work could be incorporated into a feasibility study will depend on factors such as optimal plant sizing and configuration based on product volumes and specifications set out in off-take contracts and process design, the latter to be determined by refinements coming out of the metallurgical test work and pilot scale testing completed last year.  With a portion of the funds from this offering, and contemporaneous with commencement of our marketing plan to seek suitable off-take contracts, we intend to undertake a program of drilling to provide data for mine planning and design, for an environmental impact assessment and permitting program, and to commission a feasibility study.  As some of these activities would be undertaken in tandem, we believe a feasibility study could be completed by fourth quarter 2010 or first quarter 2011, subject to the availability of funds, personnel and equipment.  We estimate the cost to take the project to the point of completing a final engineering feasibility study at approximately $3,810,000, including general and administrative and marketing expenses.  As of January 31, 2010, our cash position was approximately $1,091,000.  We currently do not have sufficient capital to complete this plan and estimate that we will require additional financing to do so.

Also, as an exploration stage company, our work is highly speculative and involves unique and greater risks than are generally associated with other businesses.  We cannot know if our mining concessions contain commercially viable ore bodies or reserves until additional exploration work is done and an evaluation based on such work concludes that development of and production from the ore body is technically, economically, and legally feasible.

If we proceed to development of a mining operation, our mining activities could be subject to substantial operating risks and hazards, including environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations or other geological or grade problems, encountering unanticipated ground or water conditions, pit-wall failures, flooding, rock falls, periodic interruptions due to inclement weather conditions or other unfavorable operating conditions and other acts of God.  Some of these risks and hazards are not insurable or may be subject to exclusion or limitation in any coverage which we obtain or may not be insured due to economic considerations.

Metric Conversion Table

For ease of reference, the following conversion factors are provided:

Metric Share	U.S. Measure	U.S. Measure	Metric Share
1 hectare	2.471 acres	1 acre	0.4047 hectares
1 meter	3.2881 feet	1 foot	0.3048 meters
1 kilometer	0.621 miles	1 mile	1.609 kilometers
1 tonne	1.102 short tons	1 short ton	0.907 tonnes

Employees

Aside from our President, Michael P. Kurtanjek, who works full time for our company, and our directors and executive officers that donate a portion of their time to our business, we currently have only one other full-time employee who works as an assistant to Mr. Kurtanjek.  With the funds from this offering, we intend to hire an on-site full-time manager for the Cerro Blanco project.  We will also be dependent upon the services of outside geologists, metallurgists, engineers, and other independent contractors to conduct our drilling program, develop our pilot plant, and conduct the various studies required to complete exploration of our mining concessions.  In addition, we do not have any agreements or arrangements for the necessary managers and employees who will be necessary to operate the mine if commercial production commences.  We do not have any existing contracts for these services or employees.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Current Management

The following table sets forth as of March 22, 2010, the name and ages of, and position or positions held by, our executive officers and directors and the employment background of these persons:

Name	Age	Positions	Director Since	Employment Background
Michael P. Kurtanjek	57	Director & President	2004
Mr. Kurtanjek has served as our President since February 2004.  From 1988 to 1995, he was a mining equity research analyst and institutional salesman with James Capel & Co. and Credit Lyonnais Lang and from 1995 to 2004, a director of Grosvenor Capital Ltd., a private business consulting firm.

Howard M. Crosby	57	Director	2004
Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm.  From 1994 to June 2006 he was president and a director of Cadence Resources Corporation (now Aurora Oil and Gas, Inc.), a publicly traded oil and gas company.  From 2006 until 2008 he was the President and a director of Gold Crest Mines, Inc., a reporting company engaged in mining activities.  He is also an officer and/or director of Dotson Exploration Company, Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), Tomco Energy, Apoquindo Minerals, Inc., Plasmet Corp. (which has filed an S-1  registration statement with the SEC), and Neokinetics Corp., none of which is a reporting company, except for Tomco Energy.

Brian Flower	60	Director & Chairman	2005
Mr. Flower has served as our Chairman since September 8, 2006.  He served as our Chief Financial Officer from February 2005 through September 8, 2006.  From 1986 to 1993 he was a mining equity research analyst and investment banker with James Capel & Co. and from 1993 to 1999, Chief Financial Officer and Senior Vice-President, Corporate Development with Viceroy Resource Corporation.  Since January 2000, he has provided management consulting and advisory services through two partly owned companies of which he is president, Chapelle Capital Corp. and Trio International Capital Corp.  He is also chairman, president, and a director of Orsa Ventures Corp., a reporting company.

Charles E. Jenkins	54	Director & CFO	2007
Mr. Jenkins has served as our CFO since September 8, 2006.  From November 2005 through August 2006 Mr. Jenkins served as the Vice-President of Finance for Conor Pacific Canada, Inc., a private merchant bank.  From January 2005 until September 2005, he served as Controller and Acting CFO for Metamedia Capital Corp., a magazine publishing company.  From May 2003 until December 2004 Mr. Jenkins was self-employed as a consultant providing controller or CFO duties for a number of private companies.  From September 2000 until May 2003 Mr. Jenkins was employed as a manager of special projects for Canaccord Capital Corporation. Prior to this, from August 1989 to August 2000 Mr. Jenkins was employed by two brokerage houses in Vancouver and Calgary in a corporate finance capacity.

Wei Lu	43	Director	2008
Wei Lu has been a partner of Cybernaut Capital Management Ltd, a private equity firm with a Greater China regional focus since 2008, and has over fifteen years of diverse experience in investment research and management as well as business operations.  From 2005 until 2007 he was previously a vice president of The Blackstone Group, assisting in managing an Asia Pacific investment fund.  Prior to Blackstone, from 2004 to 2005, he was a vice president and senior analyst at Oppenheimer Asset Management and a vice-president and senior analyst at Bank of New York Capital Markets from 1998 to 2001.  From 2001 until 2004 he was also a co-founder and CFO of the San Francisco headquartered internet technology and consulting firm SRS2 Inc.  Mr. Lu received an MBA degree from Northeastern University in 1993, an MS in Economics from the University of Connecticut in 1992, and a Bachelor of Science degree in International Business from Shanghai Jiaotong University in 1988.  Mr. Lu is a Chartered Financial Analyst Charter holder.

John J. May	61	Director	2008
Mr. May has been a managing partner of City of Westminster Corporate Finance LLP, a financial consulting firm, since April 2008.  He has also been a senior partner of John J. May Chartered Accountants since July 1994.  Mr. May is also a director of Avatar Systems, Inc.; International Consolidated Minerals, Inc.; Petroleum Energy PLC; Tomlo Energy PLC; Red Leopard Minerals PLC; Southbank UK OIC, and London & Darfur Healthcare, Inc., each of which is a reporting company with the Securities and Exchange Commission.

Directors hold office until the next annual meeting of stockholders and until his successor has been elected and qualified.  Officers are elected by the directors annually at the first meeting of the directors held after each annual meeting of the stockholders.  Each officer holds office until his successor has been duly elected and has been qualified or until his death or until he resigns or has been removed from office.  Any officer elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the company would be served thereby.

Audit and Compensation Committees

We have a standing audit committee composed of the following directors:  Brian Flower, Wei Lu, and John J. May.  The Board of Directors has determined that Mr. Flower is an audit committee financial expert by virtue of his past experience which includes acting as the chief financial officer, an accounting supervisor and an internal auditor.  Mr. Flower, because of his consulting agreement with us under which he received in excess of $60,000 last year, would not be considered an independent member of the audit committee.

We also have a standing compensation committee composed of the following directors:  Howard M. Crosby, John J. May and Wei Lu.

The board has adopted a policy to compensate non-executive directors who are members of committees of the board.  These persons will receive $1,000 plus expenses for attendance in person at each committee meeting.  They will receive $500 for attendance at committee meetings by conference telephone.  In addition, each chairman of the committee will receive $1,000 per meeting they chair.

Nominating Procedures

We do not have a standing nominating committee; recommendations for candidates to stand for election as directors are made by the Board of Directors.  We have not adopted a policy which permits security holders to recommend candidates for election as directors or a process for stockholders to send communications to the Board of Directors.

Code of Ethics

On August 30, 2005, we adopted a Code of Ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to other employees or contractors and anyone associated with our company.

Certain Relationships and Related Transactions

 On November 26, 2007, we entered into a Brokerage Representation Agreement with Beacon Hill Shipping Ltd., an entity in which Mr. Flower is a principal.  The term of the agreement is for the life of our mining property in Chile.  We have agreed to pay commissions of 2.5% for carriers or vessels sourced by Beacon Hill and 1% in the case of any sale or purchase of vessels by or for the project owners.

On February 1, 2004, we entered into a Management Services Agreement through our Chilean subsidiary with Lopez & Ashton Ltda., an entity composed of Cesar Lopez, a former director who resigned in July 2009, and Stephanie D. Ashton, a former director who resigned in March 2007.  This agreement provided that Lopez & Ashton would provide consulting and management services in Chile in connection with our mining concessions located there.  The agreement expired on December 31, 2005.  Effective January 1, 2006, we entered into a new one-year renewable Management Services Agreement dated February 6, 2006, with Lopez and Ashton.  This agreement was extended automatically for an additional one-year term beginning February 1, 2007 and expired on January 31, 2008.  Under the new agreement, Lopez & Ashton provided and maintained our corporate offices in Chile, provided administrative services for us in Chile, including maintaining our accounting records, provided legal services, and furnished other related services.  The new agreement also provided for monthly payments of $2,500 for the office space, $500 for office support services such as a receptionist, $1,000 for accounting services, and $2,000 for administrative services.  We also paid $0 and $6,352 for the years ended December 2008 and 2007, respectively, to Ms. Ashton for management services at an hourly rate of $100 and we paid $49,741 and $54,086 for the same respective years to Mr. Lopez for legal services at $250 per hour.  We paid the flat fee amounts in Chilean pesos at a fixed rate of CH$550 pesos for each US$1.00 and the hourly fees at prevailing exchange rates. On December 21, 2007, the Board granted a bonus of 100,000 fully vested shares to Mr. Lopez for past services.

On July 11, 2005, we closed a Securities Purchase Agreement with Rubicon, one of our shareholders, for $5,000,000 in equity financing and issued 6,250,000 shares of Series A Convertible Preferred Stock and common stock purchase warrants to purchase 6,250,000 shares of our common stock.  Each share of Series A Convertible Preferred Stock is convertible into our common shares at the rate of one share of common stock for each share of preferred stock converted, subject to adjustment in the event of certain transactions, and each warrant is exercisable at $0.50 per share at any time through July 11, 2009.  On May 5, 2006, we entered into an amendment of the Securities Purchase Agreement whereby we issued 400,000 shares of our common stock to Rubicon in satisfaction of breach of a provision of the agreement requiring that the registration statement be declared effective by January 31, 2006. In September 2007, Rubicon converted all of its preferred shares into 6,250,000 common shares and sold all of the shares.

On May 7, 2009, we entered into an Exchange Agreement with Rubicon pursuant to which it exercised outstanding warrants to purchase 2,000,000 shares of our common stock at $0.50 per share for gross proceeds to us of $1,000,000.  The closing of the agreement, payment of the funds, and issuance of the shares occurred on May 8, 2009.  In addition, the remaining 4,250,000 warrants held by Rubicon were extended to April 1, 2011, and a cashless exercise provision was added to the warrants in the event we fail to reasonably maintain an effective registration statement for the shares issuable upon exercise of the warrants.

Effective September 8, 2006, we entered into a one-year renewable Management Services Agreement dated September 1, 2006, with Mr. Jenkins for services as our part-time Chief Financial Officer.  This agreement expired on December 31, 2009, and effective January 1, 2010, we entered into a Management Services Agreement with 0834406 BC Ltd., a corporation created under the laws of British Columbia, Canada, and owned by Mr. Jenkins.  Under the new agreement he is to provide the same services as under the prior agreement.  The term of the new agreement is for a period of five years through December 31, 2015, and may be extended for additional one-year terms unless it is terminated during the extended periods by either party.  Under the new agreement we have agreed to pay a monthly fee of $6,900, plus reimbursable out-of-pocket expenses. Either party may terminate the agreement without cause upon three months’ written notice and at any time for cause.  The new agreement also provides for severance payments in the event of termination upon a change of control and maintaining the confidentiality of any proprietary information.  On December 21, 2007, the board granted a bonus of 200,000 fully vested shares to Mr. Flower for past services.  Also on December 21, 2007, our board approved grants of 200,000 shares to Mr. Flower every time a project milestone is achieved, such as positive pre-feasibility study, piloting and final feasibility study.  In January 2009, 200,000 shares were granted based upon the successful pre-feasibility study.  In addition, the board approved a bonus of 200,000 shares to Mr. Flower upon the listing of our stock on the American Stock Exchange or other senior exchange.  In 2010 we granted Mr. Jenkins 72,000 fully vested shares valued at $82,800 for services provided in 2008 and 2009.  Mr. Jenkins devotes approximately half of his time to the fulfillment of the obligations under this agreement and services as our Chief Financial Officer.

On August 1, 2005, we entered into a five-month renewable Business Consultant Agreement with Crosby Enterprises, an entity controlled by Howard M. Crosby.  On February 6, 2006, we renewed this agreement from January 1, 2006 through May 31, 2006, and have since extended it on a month-to-month basis.  Crosby Enterprises has agreed to perform financial consulting and public relations services for us.  In return, we have granted to this entity options to purchase 200,000 shares of our common stock at any time through August 1, 2009.  The original exercise price of the options was $1.25 per share.  On August 7, 2007, we reduced the exercise price to $0.50 per share and extended the term of the options for an additional two years.  In addition, we paid a monthly fee of $12,000 for the initial five-month term of the agreement; we paid a monthly fee of $6,500 during the five-month renewal period; and we have agreed to pay $6,500 per month thereafter for the services performed by Crosby Enterprises.  Effective August 31, 2007, Mr. Crosby received a bonus for past services comprised of five-year, fully vested options to purchase 100,000 shares at $0.50 per share, 100,000 shares of common stock, and 100,000 stock purchase warrants, the latter exercisable through August 15, 2010, at an exercise price of $0.60 per share.  In 2010 we granted Crosby Enterprises 54,000 fully vested shares valued at $62,100 for services provided in 2008 and 2009.  Mr. Crosby devotes approximately 40% of his time to the fulfillment of the obligations under this agreement and services as a director of our company.  In the event of termination upon a change of control, Crosby Enterprises will be compensated as follows:  immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to it; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which it is eligible; the extension of the exercise period for at least six months following such termination.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  Therefore, we have adopted the independence standards of the American Stock Exchange, now known as the NYSE Amex Equities, to determine the independence of our directors and those directors serving on our committees.  These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment.  Our board of directors has determined that Wei Lu and John May would meet this standard, and therefore, would be considered to be independent.

Our audit committee is composed of the following directors:  Brian Flower, Wei Lu and John May.  Our compensation committee is composed of the following directors:  Howard M. Crosby, Wei Lu, and John May.  The rules of the American Stock Exchange require that an audit committee of a small business issuer must maintain at least two members and that a majority of the members must be independent directors.  We believe our audit and compensation committees meet this standard.  The rules further provide that compensation of the chief executive officer and the other officers can be determined by a compensation committee generally composed of independent directors.  Neither Mr. Flower nor Mr. Crosby would be considered independent members of these committees.  During the year ended December 31, 2008, Mr. Crosby served as a member of our audit committee and Mr. Kurtanjek served as a member of our compensation committee, neither of whom was considered an independent director or member of these committees.

Indemnification

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article IX of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of our company, or who is serving at our request or direction as a director or officer of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Shareholder Rights Plan

The Board of Directors has approved in principle the adoption of a shareholder rights plan the effect of which would be to protect the current shareholders from any unwelcomed takeover attempt of the company.  Management is in the process of determining the nature of a plan but has not completed any preliminary draft of the plan or determined any specifics related to the proposed plan.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the compensation of the following “named executive officers” composed of our principal executive, Michael P. Kurtanjek, and our Chairman, Brian Flower, our only other executive officer whose compensation exceeded $100,000, for each of the two fiscal years ended December 31, 2009 and 2008:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
Michael P. Kurtanjek,	2009	$160,800	$255,424	$14,506		$430,730
President	2008	$158,800	—	$16,932	(1)	$175,732
Brian Flower,	2009		$255,424	$139,200	(2)	$394,624
Chairman	2008	—	—	$139,200	(2)	$139,200

(1)	This amount represents the cost to us of maintaining an apartment in Chile for Mr. Kurtanjek.
(2)
This amount was paid to Trio International Capital Corp., an entity partially owned by Mr. Flower, through July 31, 2009, and to Chapelle Capital Corp., an entity owned by Mr. Flower from August 1, 2009 through year-end.

Effective February 1, 2006, we entered into a one-year renewable Management Services Agreement dated February 6, 2006, with Mr. Kurtanjek for service as President of our company and for providing management of the planning, implementation, and reporting on exploration, feasibility, and project development activities carried out on the Cerro Blanco property.  This agreement was amended on February 1, 2006 and August 31, 2007, and effective January 1, 2010, the agreement was further updated and amended.  The term of the amended agreement is for a period of five years through December 31, 2015, and may be extended for additional one-year terms unless it is terminated during the extended periods by either party.  For Mr. Kurtanjek’s consent to extend the agreement, we granted him a five-year incentive warrant to purchase up to 1,000,000 shares of our common stock at $1.50 per share.  The warrant will vest and become fully exercisable if on or before June 30, 2011, the closing price of our common stock is at least $2.00 per share for five consecutive trading days, if on or before December 31, 2012, the closing price is at least $2.50 per share for five consecutive trading days, or if on or before December 31, 2015, the closing price is at least $3.00 per share for five consecutive trading days.  Mr. Kurtanjek will also be entitled to participate in our annual management share compensation pool.  Under the amended agreement we have agreed to pay a monthly fee of $15,410, plus reimbursable out-of-pocket expenses. Either party may terminate the agreement without cause upon six months’ written notice and at any time for cause.  The amended agreement also provides for severance payments in the event of termination upon a change of control and maintaining the confidentiality of any proprietary information.  On December 21, 2007, our board approved grants of 200,000 shares to Mr. Kurtanjek every time a project milestone is achieved, such as positive pre-feasibility study, piloting and final feasibility study.  In January 2009, 200,000 shares were granted based upon the successful pre-feasibility study.  In addition, the board approved a bonus of 200,000 shares to Mr. Kurtanjek upon the listing of our stock on the American Stock Exchange or other senior exchange.  In 2010 we granted Mr. Kurtanjek 252,000 fully vested shares valued at $289,800 for services provided in 2008 and 2009.  Mr. Kurtanjek devotes essentially all of his time to the business of our company.

Effective February 1, 2006, we entered into a one-year renewable Management Services Agreement dated February 6, 2006, with Trio International Capital Corp. under which Mr. Flower provided services to us as senior management.  On April 1, 2009, the Company elected to terminate Trio’s Management Services Agreement effective July 31, 2009, on a without cause basis by issuing a 120 day written notice of termination.  On August 1, 2009, we entered into a Management Services Agreement with Chapelle Capital Corp., a company partly owned by Brian Flower.  Under this agreement Mr. Flower will continue to act as our Executive Chairman and will continue to provide management services previously provided by Trio.  This agreement was amended effective January 1, 2010. The term of the amended agreement is for a period of five years through December 31, 2015, and may be extended for additional one-year terms unless it is terminated during the extended periods by either party.  For Mr. Flower’s consent to extend the agreement, we granted him a five-year incentive warrant to purchase up to 1,000,000 shares of our common stock at $1.50 per share.  The warrant will vest and become fully exercisable if on or before June 30, 2011, the closing price of our common stock is at least $2.00 per share for five consecutive trading days, if on or before December 31, 2012, the closing price is at least $2.50 per share for five consecutive trading days, or if on or before December 31, 2015, the closing price is at least $3.00 per share for five consecutive trading days.  Mr. Flower will also be entitled to participate in our annual management share compensation pool.  Under the amended agreement we have agreed to pay a monthly fee of $13,340, plus reimbursable out-of-pocket expenses. Either party may terminate the agreement without cause upon six months’ written notice and at any time for cause.  The amended agreement also provides for severance payments in the event of termination upon a change of control and maintaining the confidentiality of any proprietary information.  On December 21, 2007, the board granted a bonus of 200,000 fully vested shares to Mr. Flower for past services.  Also on December 21, 2007, our board approved grants of 200,000 shares to Mr. Flower every time a project milestone is achieved, such as positive pre-feasibility study, piloting and final feasibility study.  In January 2009, 200,000 shares were granted based upon the successful pre-feasibility study.  In addition, the board approved a bonus of 200,000 shares to Mr. Flower upon the listing of our stock on the American Stock Exchange or other senior exchange.  In 2010 we granted Mr. Flower’s company 252,000 fully vested shares valued at $289,800 for services provided in 2008 and 2009.  Mr. Flower devotes approximately 80% of his time to the fulfillment of the obligations under this agreement and services as Executive Chairman of our company.

Equity Awards

The following table sets forth certain information for the named executive officers concerning unexercised options that were outstanding as of December 31, 2009:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael P. Kurtanjek,	600,000	-0-	-0-	$0.50	5/31/2011
President (Principal	150,000	-0-	-0-	$0.50	8/31/2012
Executive Officer)
Brian Flower, Chairman	400,000	-0-	-0-	$0.50	1/31/2011
	150,000	-0-	-0-	$0.50	8/31/2012

The options held by the named executive officers at year-end were granted pursuant to our existing Stock Option Plan adopted on August 30, 2005. Our shareholders approved the plan on November 10, 2006.  The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and to participate in the profitability of the company.

There are 3,140,000 shares of common stock authorized for stock options under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.  In addition, aggregate grants to a single person are limited to 5% of the total number of issued and outstanding shares and the aggregate number authorized for grants to insiders is limited to 20% of the issued and outstanding shares.  Grants to consultants are limited to 2% of the issued and outstanding shares.

The plan is administered by our Board of Directors.  Participants in the plan are to be selected by our Board of Directors.  The persons eligible to participate in the plan are as follows:  (a) directors of our company and its subsidiaries; (b) officers of our company and its subsidiaries; (c) employees of our company and any of its subsidiaries; and (d) those engaged by us to provide ongoing management or consulting services, or investor relations activities for us or any entity controlled by us.

The purchase price under each option is established by the Board of Directors at the time of the grant and may not be discounted below the maximum discount permitted under the policy of the Toronto Exchange.

The Board of Directors will fix the terms of each option, but no option can be granted for a term in excess of five years.  The Board of Directors will not impose a vesting schedule upon any options granted which provides for exercise of an option for less than 25% of the shares subject to the option upon approval of listing of our stock on the Toronto Exchange and 12.5% every quarter thereafter.

During the lifetime of the person to whom an option has been granted, only that person has the right to exercise the option and that person cannot assign or transfer any right to the option.

In the event of the death of the option holder, the options will immediately vest and may be exercised for up to one year from the date of death.  If the option holder’s relationship with us is terminated for cause, the unexercised options will immediately terminate.  If the option holder retires, voluntarily resigns, or is terminated for other than cause, the options will be exercisable for 90 days thereafter or for 30 days if the person was engaged in investor relations.

In the event of the corporate take-over, reorganization or change of control, the options will vest and the holder may exercise the options or, in the event of a corporate reorganization, receive the kind and amount of shares or other securities or property that he would have been entitled to receive if he had been a holder of shares of our company at the time of the reorganization, or, if appropriate, as otherwise determined by the Board of Directors.

The Board of Directors has approved an employee benefit plan for officers, directors, and employees to increase stockholder value and the success of the company by motivating members of management to provide services to the company and perform to the best of their abilities, to achieve the company’s objectives, and to allow us to minimize the cash component of compensation while at the same time providing a sufficiently attractive overall compensation plan with which to attract and retain management.  The plan will be open to directors, officers or employees of or consultants to our company or an affiliate of the company.  The pool will consist of up to 1% of the outstanding shares at the end of each year.  Participants in the pool will be determined by our Chairman subject to approval by the Compensation Committee.

Director Compensation

The following table sets forth certain information concerning the compensation of our directors, excluding the named executive officers whose total compensation is set forth in the Summary Compensation Table above, for the last fiscal year ended December 31, 2009:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Charles E. Jenkins	0	$72,000	(1)	$72,000
Howard Crosby	0	$78,000	(2)	$78,000
Cesar Lopez	0	$61,800	(3)	$61,800
Wei Lu	$3,000	$72,615	(3)	$75,615
John May	$3,000	$72,615	(3)	$75,615
(1)	This amount was paid to Mr. Jenkins as salary under our management services agreement with him.
(2)	This amount was paid to Crosby Enterprises under our Business Consulting Agreement with Mr. Crosby’s company.
(3)
In 2009 we awarded Mr. Lopez warrants to purchase 100,000 shares at $0.50 per share, and awarded to Messrs Lu and May warrants to purchase 117,500 shares each at $0.50 per share.  Mr. Lopez resigned as a director in July 2009.  The dollar amount of the warrant grants is based upon the value recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

On July 29, 2005, the board adopted a policy to compensate directors who are not executive officers of the Company.  Such persons will receive $1,000 plus expenses for attendance in person at each meeting of the Board of Directors.  They will receive $500 for attendance at such meetings by conference telephone.  Also on July 29, 2005, the board adopted a policy to compensate non-executive directors who are members of committees of the board.  These persons will receive $1,000 plus expenses for attendance in person at each committee meeting.  They will receive $500 for attendance at committee meetings by conference telephone.  In addition, each chairman of the committee will receive $1,000 per meeting they chair.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock as of March 22, 2010, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

	Amount and Nature
Name and Address	of Beneficial		Percentage of Class (2)
of Beneficial Owner	Ownership (1)		Before Offering	After Offering

Michael P. Kurtanjek	3,585,295	(3)	9.17%	6.13%
9 Church Lane
Copthorne
West Sussex, England
RH10 3PT

Howard M. Crosby	1,041,500	(4)	2.78%	1.83%
6 East Rose Street
Walla Walla, WA 99362

Brian Flower	2,782,000	(5)	47.15%	4.77%
Suite 1508 - 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

Charles E. Jenkins	647,000	(6)	1.72%	1.13%
Suite 1508 - 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

Wei Lu	382,500	(7)	1.03%	*
120 Linden Street
Needham, MA 02492

John J. May	332,500	(8)	*	*
2 Belmont Mews
Camberley
Surrey GU15 2PH

Executive Officers and	8,770,795		20.89%	14.28%
Directors as a Group
(6 Persons)

Rubicon Master Fund (9)	6,594,000	(9)(10)	15.94%	10.85%
c/o Rubicon Fund Management LLP
103 Mount St.
London W1K 2TJ
United Kingdom

Kin Wong	5,600,000	(11)	14.31%	9.57%
6 Bl 23 Floor
Cts Plaza Otc
Peoples Republic of China

*Less than 1%
(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of March 22, 2010, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)
Percentage before the offering is based on 37,120,972 shares of common stock outstanding as of March 22, 2010.  Percentage after the offering, assuming the sale of all of the shares in this offering, including the shares issuable upon conversion of the Series A Preferred stock, the outstanding warrants and options included in this offering, and the warrants issued with our units, would be 56,545,208 shares outstanding.

(3)	Includes 750,000 shares issuable pursuant to vested options and 1,225,000 stock purchase warrants.
(4)	Includes 300,000 shares issuable pursuant to vested options and 100,000 stock purchase warrants.
(5)	Includes 550,000 shares issuable pursuant to vested options and 1,225,000 stock purchase warrants.
(6)	Includes 150,000 shares issuable pursuant to stock purchase warrants and 400,000 shares issuable pursuant to vested options.
(7)	Includes 82,500 shares issuable pursuant to vested options.
(8)	Includes 82,500 shares issuable pursuant to vested options.
(9)
Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd. and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund.  Paul Anthony Brewer and Horace Joseph Leitch III share all investment and voting power with respect to Rubicon Fund Management Ltd. and Rubicon Fund Management LLP.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(10)
Includes 4,250,000 shares issuable upon exercise of warrants.  Notwithstanding the foregoing, the warrants may not be exercised if the holder of the security, together with its affiliates, after such exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(11)	Includes 2,000,000 shares issuable pursuant to stock purchase warrants.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders.  We will receive proceeds from the exercise of the warrants.  Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered, without regard to any limitation on conversion or exercise.

Name	Beneficial Ownership Before Offering		Percentage of Common Stock Owned Before Offering		Amount to be offered for the security holder’s account	Percentage of Common Stock Owned After Offering(1)
Rubicon Master Fund(2)	6,594,000	(3)	15.9	%(3)	6,594,000	0
Phelps Dodge Corporation	1,040,000	(4)	2.8	%(4)	1,040,000	0
Zheng Rong Ye	500,000	(5)	1.3%		400,000	*
Xin Hui Qian	200,000	(6)	*		200,000	0
Hua Jiang	600,000	(7)	1.65%		600,000	0
Hai Qian Liang	2,000,000	(8)	5.2%		2,000,000	0
Wong Kin	5,600,000	(9)	14.3%		4,000,000	9.57%
Yuan Sheng Zhang	400,000	(10)	*		400,000	0
Lloyd Edwards Jones SAS	400,000	(11)	*		400,000	0
Long Short Equity Deep Discount Value 1	1,600,000	(12)	4.2%		1,600,000	0
Fredric D. Ohr IRA	200,000	(13)	*		200,000	0
Michael M. McKinstry	266,667	(14)	*		200,000	*
Leonard J. Gross	140,000	(15)	*		140,000	0
Michael P. Kurtanjek(16)	3,585,295	(17)	9.2%		450,000	*
Trio International Capital Corp.(18)	2,782,000	(19)	7.2%		1,000,000	*
Charles E. Jenkins (20)	647,000	(21)	1.7%		300,000	*
Crosby Enterprises (22)	1,041,500	(23)	2.86%		500,000	___	%
Objective Equity LLC(24)	77,600	(25)	*		77,600	0
TOTAL	27,674,062				20,101,600

* Less than 1%
(1)	Assumes that all securities registered will be sold by us and the selling stockholders, in which event 56,545,208 would be outstanding.
(2)
Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd. and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund.  Paul Anthony Brewer and Horace Joseph Leitch III share all investment and voting power with respect to Rubicon Fund Management Ltd. and Rubicon Fund Management LLP.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(3)
Includes 4,250,000 shares issuable upon exercise of warrants, which are convertible and exercisable within 60 days.  Notwithstanding the foregoing, the shares of the warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(4)
Includes 1,000,000 shares issuable upon conversion of 625,000 Series A Convertible Preferred Shares, which are convertible within 60 days.  Notwithstanding the foregoing, the shares of the Series A Convertible Preferred Stock may not be converted if the holder of the security, together with its affiliates, after such conversion would hold 4.9% of the then issued and outstanding shares of our common stock.

(5)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(6)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(7)	Includes 300,000 shares issuable upon exercise of common stock purchase warrants.
(8)	Includes 1,000,000 shares issuable upon exercise of common stock purchase warrants.
(9)	Includes 2,000,000 shares issuable upon exercise of common stock purchase warrants.
(10)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(11)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(12)	Includes 800,000 shares issuable upon exercise of common stock purchase warrants.
(13)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(14)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(15)	Includes 70,000 shares issuable upon exercise of common stock purchase warrants.
(16)	Mr. Kurtanjek has served as a director and our President and CEO since February 2004.
(17)	Includes 1,225,000 shares issuable upon exercise of common stock purchase warrants and 750,000 shares issuable upon exercise of common stock purchase options.
(18)
Brian Flower, our Chairman, is a principal of Trio International Capital Corp.  Mr. Flower has served as our Chairman since September 8, 2006, and served as our Chief Financial Officer from February 2005 through September 8, 2006.  He was first elected as a director in 2005.  Trio had a consulting agreement with us from February 2006 to July 2009, to provide management and administrative services, including the services of Mr. Flower.  In addition, Trio, through its wholly owned subsidiary Beacon Hill Shipping Ltd, has entered into an agreement with us to provide ocean transportation services to us for any minerals shipped from our mining properties in Chile.  Trio also provided us office space in Vancouver, British Columbia, through July 31, 2009.  These same services previously provided by Trio are now provided by Chapelle Capital Corp., an entity owned and controlled by Mr. Flower.

(19)	Includes 1,225,000 shares issuable upon exercise of common stock purchase warrants and 550,000 shares issuable upon exercise of common stock purchase options held by Trio.
(20)	Mr. Jenkins has served as our CFO since September 8, 2006 and has been a director since August 31, 2007.
(21)	Includes 150,000 shares issuable upon exercise of common stock purchase warrants and 400,000 shares issuable upon exercise of common stock purchase options.
(22)
Crosby Enterprises is controlled by Howard M. Cosby, who has been a director since 2004.  Since August 1, 2005, Mr. Crosby provides financial consulting and public relations services to us pursuant to a consulting agreement with Crosby Enterprises on a month-to-month basis.

(23)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants and 300,000 shares issuable upon exercise of common stock purchase options.
(24)	Objective Equity LLC has served as a financial consultant for us and has assisted in our fundraising efforts. Objective is an NASD-registered broker-dealer.
(25)
Represents 77,600 shares issuable upon exercise of common stock purchase warrants.  The warrants are shared among the three members of the limited liability company as follows:  Kent and Catherine Williams 2007 Trust, 22,633 warrants; Doug Cole, 22,634 warrants; Delores O’Connor, 22,633 warrants; and David Riedel, 9,700 warrants.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

Rubicon Master Fund and Phelps Dodge have each contractually agreed to restrict its ability to convert the Series A shares or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by each in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.  Accordingly, the number of shares of common stock set forth in the table for these selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible preferred shares and the warrants.  In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Purchase of Mining Concessions from Phelps Dodge

On or about September 5, 2003, Sociedad Contractual Minera White Mountain Titanium, formerly known as Compania Minera Rutile Resources Limitada, formally known as Minera Royal Silver Limitada, a subsidiary of GreatWall Minerals Ltd. at the time, and Compania Contractual Minera Ojos del Salado, a Chilean operating subsidiary of Phelps Dodge Corporation, entered into a Transfer of Contract and Mortgage Credit agreement for the purchase by GreatWall’s subsidiary of the initial nine mining registered exploitation concessions located in Chile for which Compania Contractual Minera Ojos del Salado held a mortgage.  Pursuant to the transfer agreement, Compania Contractual Minera Ojos del Salado sold and transferred its mortgage right to the mining concessions to GreatWall’s subsidiary.  Subject to the terms of the transfer agreement, Compania Minera Rutile Resources Limitada was obligated to pay $650,000 to Compania Contractual Minera Ojos del Salado for its transfer of the mortgage to GreatWall’s subsidiary, payable $50,000 within thirty days of the transfer agreement, $50,000 on March 4, 2004, and $50,000 on September 5, 2004, and was obligated to pay $500,000 on September 4, 2005, which date was extended by mutual consent of the parties to September 9, 2005.  The original transfer agreement was negotiated between the management of GreatWall and Phelps Dodge, and as a result of the merger of GreatWall into our company, Compania Minera Rutile Resources Limitada became our wholly owned subsidiary.  The initial payment of $50,000 was paid by GreatWall prior to its merger into our company in February 2004.  The subsequent payments of $50,000 each on March 4, 2004, and September 5, 2004, were paid by us.  Prior to the final payment, Compania Contractual Minera Ojos del Salado transferred by dividend the right to receive the final payment from our Chilean subsidiary to its parent corporation, PD Ojos del Salado, Inc., a Delaware corporation, and PD Ojos del Salado, Inc. subsequently transferred by dividend the right to receive the final payment from to its parent corporation, Phelps Dodge.  In September 2005, we completed a debt conversion agreement with Phelps Dodge whereby we issued 625,000 shares of Series A Convertible Preferred Stock and warrants to purchase 625,000 shares of our common stock as consideration for the final payment of $500,000 owed under the property payment schedule.  The warrants expired on September 7, 2009.  Effective July 2007, pursuant to a repricing provision of the debt conversion agreement, the number of common shares issuable for the 625,000 preferred shares was increased to 1,000,000.

Funding Transaction with Rubicon Master Fund

On July 11, 2005, we closed the Securities Purchase Agreement with Rubicon Master Fund on $5,000,000 in equity financing and issued to Rubicon 6,250,000 shares of Series A Convertible Preferred Stock and common stock purchase warrants to purchase 6,250,000 shares of our common stock.  Each share of Series A Convertible Preferred Stock is convertible into our common shares at the effective rate of one share of our common stock for each share of the preferred stock converted and each warrant is exercisable at $1.25 per share at any time through July 11, 2009.  The Series A stock and the warrants also contain provisions adjusting the conversion and exercise prices in the event that we issue our common stock, or instruments convertible into shares of our common stock, at prices below the conversion price of the Series A shares or the exercise price of the warrants.  We have also agreed not to issue our common stock, or instruments convertible into shares of our common stock, at prices below the market value of our common stock.  Pursuant to the repricing provisions of the warrant agreement, the warrants are now exercisable at $0.50 per share.   Also, in September 2007, Rubicon converted all of its preferred shares into 6,250,000 common shares, all of which it has sold.

Pursuant to the Securities Purchase Agreement that we entered into with Rubicon, we were obligated to file the registration statement of which this prospectus is a part with the Securities and Exchange Commission on or before October 31, 2005.  The registration rights provisions of the Securities Purchase Agreement require us to file a registration statement at our expense to register the shares of common stock underlying the Series A stock and the warrants on or before October 31, 2005.  We are also required under the agreement to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as possible after filing, but in any event prior to January 31, 2006.  In the event that the registration statement is not filed on or before October 31, 2005, or declared effective by January 31, 2006, then we have agreed to pay liquidated damages to Rubicon equal to 1% of the purchase price of the securities paid by them for each month we fail to meet these requirements.  This payment of the liquidated damages does not relieve us from our obligations to register the shares.  Additional events which would trigger the liquidated damages provision include the following:  In the event we fail to file a required post-effective amendment within ten trading days after our registration statement is no longer effective or if the post-effective amendment is not declared effective within 21 days following the deadline to file the post-effective amendment; if we fail to have our common stock listed on a designated U.S. or Canadian exchange or Nasdaq, or quoted on the OTC Bulletin Board by January 31, 2006; or in the event the selling stockholders are not permitted to sell their shares for any reason pursuant to this prospectus or pursuant to registration in Canada for either 10 consecutive trading days or for 30 trading days in any 365 day period.  We have also agreed not to file a primary registration of our shares for our own account either in the U.S. or Canada prior to the effective date of the registration of which this prospectus is a part.

Debt Conversion Transaction with Phelps Dodge Corporation

On September 7, 2005, we amended the Securities Purchase Agreement with Rubicon to include a transaction with the prior owner of our mining concessions, Phelps Dodge, in which we issued 625,000 shares of Series A Convertible Preferred Stock and common stock purchase warrants to purchase 625,000 shares of our common stock under identical terms as with Rubicon.  Effective July 2007, the conversion ratio for the preferred shares was increased to 1,000,000 common shares.  These securities were issued in satisfaction of the final payment of $500,000 due to Phelps Dodge in connection with the purchase of our Chilean mining concessions.  The warrants granted to Phelps Dodge expired on September 7, 2009.

Amendment to Securities Purchase Agreement

On May 5, 2006, we entered into an amendment to the Securities Purchase Agreement with Rubicon and Phelps Dodge.  The amendment was necessitated by our inability to obtain effectiveness of the registration statement of which this prospectus is a part by January 31, 2006, as required in the agreement.  Pursuant to the amendment, we issued 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge in settlement of the breach of this provision of the agreement by us.  In addition, we eliminated any further damages provisions pertaining to the effectiveness of the registration statement and the need to obtain a listing of our common stock on a Canadian exchange.  These shares have been included in the registration statement of which this prospectus is a part.

Exercise of Warrants by Rubicon

On May 7, 2009, we entered into an Exchange Agreement with Rubicon through which it exercised outstanding warrants to purchase 2,000,000 shares of our common stock at $0.50 per share for gross proceeds to us of $1,000,000.  The closing of the agreement, payment of the funds, and issuance of the shares occurred on May 8, 2009.  In addition, the remaining 4,250,000 warrants held by Rubicon were extended to April 1, 2011, and a cashless exercise provision was added to the warrants in the event we fail to reasonably maintain an effective registration statement for the shares issuable upon exercise of the warrants.

DESCRIPTION OF SECURITIES

Units

We are offering units, each composed of three shares of common stock and one warrant to purchase another share of common stock.

Common Stock

The shares registered pursuant to the registration statement, of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

We are authorized to issue up to 100,000,000 shares of $.001 par value common stock.  The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.  No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company.  Upon liquidation, dissolution or winding up of our company, and after payment of creditors, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.  Under Nevada corporate law, holders of our company’s common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to our board of directors.

The Board of Directors has approved in principle the adoption of a shareholder rights plan the effect of which would be to protect the current shareholders from any unwelcomed takeover attempt of the company.  Management is in the process of determining the nature of a plan but has not completed any preliminary draft of the plan or determined any specifics related to the proposed plan.

Unit Warrants

Each unit will include a warrant to purchase one share of our common stock.  The warrants will be issued in the form of warrant certificates, which will govern the rights of a holder of the warrants.  The warrants are transferable separately from the common stock that is part of the unit.  The warrant certificate has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price per share of common stock purchasable upon exercise of each warrant is $1.34 (representing 125% of common stock offering price) per share.  The warrants will be exercisable by the holders at any time on or after the closing date of this offering  and through and including three years from that date.

The warrants will, among other things, include provisions for the appropriate adjustment in exercise price of the warrants and the class and number of the shares of common stock to be issued upon exercise of the warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of our common stock, the payment of stock dividends, our amalgamation, and certain rights offerings and other distributions to all holders of our common stock.

In the event of a capital reorganization or a reclassification of our common stock (except in certain circumstances), any warrant holder, upon exercise of the warrants, receives, in substitution for the common stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of our company (or cash) that he would have been entitled to receive at the same aggregate exercise price upon such reorganization or reclassification if such warrants had been exercised immediately prior to the record date with respect to such event.

The common stock underlying the warrants, when issued upon exercise of a warrant, will be fully paid and non-assessable.

We are not required to issue fractional shares upon the exercise of a warrant.  In lieu of any fractional share that would otherwise be issuable, we will pay the warrant holder in cash on the basis of the current market value of any fractional interest.  The holder of a warrant will not possess any rights as our stockholder until such holder exercises the warrant.

At any time in which the registration statement of which this prospectus is a part is effective after, a warrant may be exercised upon delivery to us, prior to the expiry date of the warrant, of the exercise form found on the back of the warrant certificate completed and executed as indicated, accompanied by payment of the exercise price and any applicable transfer tax in immediately available funds for the number of common shares with respect to which the warrant is being exercised.  The warrants may be exercised on a cashless basis in the event that there is not an effective registration statement covering the resale of the shares of common stock issuable upon the exercise of such warrants at the time of their exercise.

Series A Convertible Preferred Stock

We are authorized to issue 20,000,000 preferred shares and have outstanding 625,000 preferred shares designated as Series A Convertible Preferred Stock, par value $0.001 per share.  The Series A shares have the following rights and preferences:

•
The Series A shares are convertible into shares of our common stock at any time.  The conversion ratio of the Series A Convertible Preferred Stock is determined according to a formula computed by dividing the stated value of the preferred stock, which is designated as $0.80 per share, by the conversion price of the preferred stock, which is $0.50 per share, subject to the following limitations and conditions:

o
If we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than the conversion price of our Series A shares, then the conversion price of the Series A shares will be reduced to this lower sale or conversion price.

o	The Series A shares may not be converted into common shares if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares.
o
We are also not obligated to convert the Series A shares if the issuance of the common shares would exceed the number of shares of common stock which we may issue upon conversion of our preferred shares without breaching any obligations under the rules or regulations of the principal market for our common shares.

•
The holders of the Series A shares are entitled to the number of votes equal to the number of whole shares of common stock into which they are convertible.  The Series A shares vote together with the holders of the common stock, except as provided by law.

•
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of the Series A shares will  be entitled to receive a pro rata amount of the funds available for liquidation with the holders of the common stock as though the Series A shares were converted.

•
The holders of the Series A shares are entitled to such dividends paid and distributions made to the holders of our common stock to the same extent as if such holders of the Series A shares had converted their preferred shares into common stock.

•	The holders of the Series A shares do not have any preemptive rights to purchase shares of our common stock.
•	There are no redemption or sinking fund provisions applicable to the Series A shares.

Outstanding Warrants

We have issued and outstanding warrants to purchase 4,250,000 to Rubicon Master Fund, one of the selling stockholders herein.  These warrants are exercisable immediately at an exercise price of $0.50 per share, provided that if we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than this exercise price, then the exercise price of these warrants will be reduced to this lower sale or conversion price.  The warrants expire on April 1, 2011.  The warrants may also be exercised on a cashless basis in the event we fail to reasonably maintain an effective registration statement for the shares issuable upon exercise of the warrants.  Also, these warrants may not be exercised if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares.  In the event of a subdivision or combination of our common shares, the exercise price in effect immediately prior to such subdivision or combination and the number of shares issuable upon exercise will be proportionately adjusted.  The warrant holders are also entitled to certain antidilution rights in the event of a pro rata distribution to the shareholders.  In the event of any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets to another person or other transaction effected in such a way that holders of our common stock would be entitled to receive securities or assets with respect to or in exchange for our common stock, the warrant holder will be entitled to exchange his warrant for a security of the acquiring entity substantially similar in form and substance to this warrant.

We also have issued and outstanding warrants to purchase 5,847,600 to certain of the selling stockholders herein.  These three-year warrants are exercisable immediately at an exercise price of $0.60 per share.  Because the closing price of our common stock was at or over $0.90 per share for 20 consecutive days, we have the right to accelerate the expiry of the warrants upon giving 30 days notice to the holders thereof.  The warrant holders are entitled to certain antidilution rights in the event of a pro rata distribution to the shareholders.  In the event of any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets to another person or other organic change, the warrant holder will be entitled to exchange his warrant for a security of the acquiring entity substantially similar in form and substance to this warrant or demand the payment of the value of the warrant.

Options

Shares issuable upon exercise of the following options are included for resale in this prospectus:

On August 1, 2006, we granted to Crosby Enterprises options to purchase up to 200,000 shares of our common stock.  These options are immediately exercisable at $0.50 per share and expire on August 1, 2011.  On August 31, 2007, we granted to Crosby Enterprises options to purchase up to 100,000 shares of our common stock at $0.50 per share.  These options are immediately exercisable and expire on August 31, 2012.

On January 31, 2005, we granted to Trio International Capital Corp. options to purchase up to 400,000 shares of our common stock at $0.50 per share.  These options are immediately exercisable at $0.50 per share and expire on January 31, 2011.  On August 31, 2007, we granted to Trio International Capital Corp. options to purchase up to 150,000 shares of our common stock at $0.50 per share.  These options are immediately exercisable and expire on August 31, 2012.

PLAN OF DISTRIBUTION

Unit Offering

We have appointed Source Capital Group, Inc. as our exclusive placement agent for the unit offering.  They are not required to purchase any securities in the offering and will merely use their best-efforts to place the units for us with investors.  We have agreed to pay them a cash fee equal to 8% of the dollar amount received from the sale of the units.  We have also paid an advance of $30,000 against the cash fee payable upon closing of the offering.  This advance is non-refundable to the extent they provide us with supporting invoices and receipts of actual expenses incurred.  We have also agreed to indemnify Source Capital, its affiliates and each person controlling Source Capital against losses or damages incurred as a result of our furnishing them with containing any untrue statement of material fact which is contained in this prospectus or caused by omission of material information therefrom, except as such damages or losses caused by Source Capital’s own gross negligence, bad faith or willful misconduct.

We are offering units each composed of three shares of common stock and one warrant.  The purchase price of the units is $3.21 per unit.  The offering will remain open for a period of two months, unless extended by mutual consent for up to an additional 30 days, and may close sooner upon the sale of all of the units.

We estimate that the expenses payable by us in connection with the offer and sale of the units, as well as the registration of the common stock for the selling stockholders, all of which will be borne by us, other than underwriting discounts and commissions, will be as follows:

Securities and Exchange Commission - Registration Fee	$1,335
State filing Fees	10,000
Printing and Engraving Expenses	5,000
Edgarizing Costs	5,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Miscellaneous	3,665
Total	$60,000

Selling Stockholders

We are registering outstanding shares of Common Stock and shares of Common stock issuable upon conversion of the outstanding shares of Series A Convertible Preferred Stock and exercise of the warrants and options to permit the resale of such shares of common stock by the selling stockholders, from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of such shares of our common stock.  We will bear all fees and expenses incident to our obligation to register these shares of common stock.

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale at prevailing market prices on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale.  They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933.  These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the preferred shares and warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights provisions contained in the Securities Purchase Agreement with between us and the selling stockholders; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights provisions, or we may be entitled to contribution.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.  If we are notified by any one or more selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares.  Sales of the shares may have an adverse effect on the market price of the common stock.  Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the common stock.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Ronald N. Vance, Attorney at Law, Salt Lake City, Utah.

EXPERTS

Our financial statements for the years ended December 31, 2008 and 2007 appearing in this prospectus which is part of a registration statement have been audited by Smythe Ratcliffe, LLP, and are included in reliance upon such reports given upon the authority of Smythe Ratcliffe, as experts in accounting and auditing.

Certain information with respect to the mineralization and economic estimates of our Cerro Blanco project incorporated in this prospectus is derived from NI 43-101 reports of Thomas A. Henricksen, PhD and has been incorporated in this prospectus upon the authority of Mr. Henricksen as an expert with respect to the matters covered by the reports.  In addition, certain information included in the reports of Mr. Hennricksen has been derived from reports by AMEC-Cade, NCL Ingenieria y Construccion, SGS Lakefield, and Arcadis Geotechnica, upon their authority as experts with respect to the matters covered by their reports.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, (SEC File No. 333-129347), a registration statement on Form S-1 under the Securities Act of 1933, as amended (SEC File No. 333-148644), and a registration statement on Form S-1 under the Securities Act of 1933, as amended (SEC File No. 333-164963)  relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statements.  This prospectus constitutes the prospectus of White Mountain Titanium Corporation, filed as part of the registration statements, and it does not contain all information in the registration statements, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are required to file reports and other documents with the SEC.  We do not presently intend to voluntarily furnish you with a copy of our annual report.  You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Commission between the hours of 9:00 a.m. and 5:00 p.m., except federal holidays and official closings, at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  You should call (202) 551-8090 for more information on the public reference room.  Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)

Consolidated Financial Statements
December 31, 2009, 2008 and 2007
(US Funds)

Index	Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Cash Flows	5

Consolidated Statements of Stockholders’ Equity (Deficit)	6 - 8

Notes to Consolidated Financial Statements	9 - 27

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE DIRECTORS AND STOCKHOLDERS OF
WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of White Mountain Titanium Corporation (An Exploration Stage Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for each of the years in the three-year period ended December 31, 2009, and the cumulative period from inception (November 13, 2001) through December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2009, and the cumulative period from inception (November 13, 2001) through December 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues and limited capital, which together raise substantial doubt about its ability to continue as a going concern.  Management plans in regard to these matters are also described in Note 2.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the consolidated financial statements, effective January 1, 2009, the Company retrospectively adopted the presentation and disclosure requirements of ASC 815.

/s/“Smythe Ratcliffe LLP” (signed)

Chartered Accountants

Vancouver, Canada
March 22, 2010

WHITE MOUNTAIN TITANIUM CORPORATION (An Exploration Stage Company)

Consolidated Balance Sheets

(US Funds)

	December 31,
	2009	2008
Assets
Current
Cash and cash equivalents	$1,343,994	$1,475,460
Prepaid expenses	57,546	54,530
Receivables	50,443	15,646
Total Current Assets	1,451,983	1,545,636
Property and Equipment (Note 5)	73,927	86,019
Mineral Properties (Note 6)	651,950	651,950

Total Assets	$2,177,860	$2,283,605

Liabilities

Current
Accounts payable and accrued liabilities	$188,534	$35,777
Total Current Liabilities	188,534	35,777
Other Liabilities – warrants (Notes 3 and 11)	2,956,725	-

Total Liabilities	3,145,259	35,777

Subsequent Events (Note 13)

Stockholders’ Equity (Deficit)

Preferred Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 7(a))
20,000,000 Shares authorized
625,000 (2008 – 625,000) shares issued and outstanding	500,000	500,000

Common Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 7(b))
100,000,000 Shares authorized
36,400,972 (2008 – 32,004,042) shares issued and outstanding	21,660,100	17,930,947
Deficit Accumulated During the Exploration Stage	(23,127,499)	(16,183,119)

Total Stockholders’ Equity (Deficit)	(967,399)	2,247,828

Total Liabilities and Stockholders’ Equity (Deficit)	$2,177,860	$2,283,605

3

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Operations

(US Funds)

				Cumulative Period From Inception (November 13, 2001) through
	Years Ended December 31,			December 31,
	2009	2008	2007	2009
Expenses
Advertising and promotion	$45,702	$38,168	$65,757	$226,664
Amortization	45,525	39,766	22,824	141,105
Bank charges and interest	4,765	5,697	5,754	27,568
Consulting fees (Note 7(d))	106,814	119,194	928,532	1,981,785
Consulting fees – directors and officers(Notes 7(b)(ii) and (d))	1,182,776	354,139	1,231,327	4,059,819
Engineering consulting	639,185	55,651	-	694,836
Exploration (Note 6)	377,891	1,525,060	571,090	4,520,524
Filing fees	5,010	2,570	250	52,877
Insurance	53,757	64,452	44,711	246,222
Investor relations, net (Note 7(d))	696,191	4,809	(7,708)	769,989
Licenses, taxes and filing fees	18,595	81,987	37,797	379,947
Management fees (Note 7(d))	139,200	139,200	595,350	1,535,590
Office	37,047	40,861	30,086	186,535

Professional fees	173,685	246,212	191,331	1,544,914
Rent	73,091	102,258	86,827	391,097
Telephone	15,707	22,573	28,266	89,806
Transfer agent fees	3,295	2,354	950	14,518
Travel and vehicle	138,596	181,544	189,182	1,003,629

Loss Before Other Items	(3,756,832)	(3,026,495)	(4,022,326)	(17,867,425)
Gain on Sale of Marketable Securities	-	-	-	87,217
Loss on Sale of Assets	(7,465)	(11,711)	-	(19,176)
Adjustment to Market for Marketable Securities	-	-	-	(67,922)

Foreign Exchange	(26,126)	(175,759)	9,418	(223,100)
Interest Income	1,768	38,057	88,485	347,143
Dividend Income	-	-	2,606	4,597
Change in Fair Value of Warrants (Note 11)	(2,071,350)	-	-	(3,155,724)
Financing Agreement Penalty	-	-	-	(330,000)

Net Loss and Comprehensive Loss for Year	(5,860,005)	(3,175,908)	(3,921,817)	(21,224,390)
Preferred stock dividends (Note 7(a))	-	-	-	(1,537,500)

Net Loss Available for Distribution	$(5,860,005)	$(3,175,908)	$(3,921,817)	$(22,761,890)

Basic and Diluted Loss Per Common Share (Note 8)	$(0.17)	$(0.10)	$(0.19)
Weighted Average Number of Shares of Common Stock Outstanding	34,065,064	29,905,878	19,713,626

4

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Cash Flows

(US Funds)

				Cumulative Period From Inception (November 13, 2001) through
	Years Ended December 31,			December 31,
	2009	2008	2007	2009

Operating Activities
Net loss for year	$(5,860,005)	$(3,175,908)	$(3,921,817)	$(21,224,390)
Items not involving cash
Amortization	45,525	39,766	22,824	129,394
Stock-based compensation	1,024,122	45,339	718,184	3,188,211
Loss on sale of assets	7,465	11,711	-	19,176
Common stock issued for services	560,000	-	1,565,000	2,517,630
Change in value of warrants	2,071,350	-	-	3,155,724
Financing agreement penalty	-	-	-	330,000
Adjustment to market on marketable securities	-	-	-	67,922
Gain on sale of marketable securities	-	-	-	(87,217)
Non-cash resource property expenditures	-	-	-	600,000
Changes in non-cash working capital Receivables	(34,797)	24,307	(11,166)	(50,443)
Marketable securities	-	-	-	19,295
Accounts payable and accrued liabilities	152,757	(33,620)	(40,174)	188,534
Prepaid expenses	(3,016)	(2,843)	(17,629)	(57,546)

Cash Used in Operating Activities	(2,036,599)	(3,091,248)	(1,684,778)	(11,203,710)

Investing Activities
Addition to property and equipment	(40,898)	(79,030)	(24,619)	(222,497)
Addition to mineral property	-	-	(1,950)	(651,950)

Cash Used in Investing Activities	(40,898)	(79,030)	(26,569)	(874,447)

Financing Activities
Repayment of long-term debt	-	-	-	(100,000)
Issuance of preferred stock for cash	-	-	-	5,000,000
Issuance of common stock for cash	1,946,031	1,967,086	2,340,684	8,290,980
Stock subscriptions received	-	-	-	120,000
Stock subscriptions receivable	-	-	-	111,000
Working capital acquired on acquisition	-	-	-	171

Cash Provided by Financing Activities	1,946,031	1,967,086	2,340,684	13,422,151

Inflow (Outflow) of Cash and Cash Equivalents	(131,466)	(1,203,192)	629,337	1,343,994

Cash and Cash Equivalents, Beginning of Year	1,475,460	2,678,652	2,049,315	-

Cash and Cash Equivalents, End of Year	$1,343,994	$1,475,460	$2,678,652	$1,343,994

Supplemental Cash Flow Information
Income tax paid	$-	$-	$-	$-
Interest paid	$-	$-	$-	$-

Shares Issued for
Settlement of debt	$-	$-	$-	$830,000
Services	$560,000	$-	$1,565,000	$1,957,630

5

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2002 and inception (November 13, 2001)	-	$-	-	$-	$-	$-	$-	$-
Shares issued for cash Private placements	4,040,000	404,000	-	-	(111,000)	-	-	293,000
Shares issued for services	7,211,000	72,110	-	-	-	-	-	72,110

Balance, prior to acquisition	11,251,000	476,110	-	-	(111,000)	-	-	365,110
Shares of accounting subsidiary acquired on reverse takeover	1,550,000	28,368	-	-	-	-	-	28,368
Adjustment to eliminate capital of accounting subsidiary on reverse takeover	-	(28,368)	-	-	-	-	-	(28,368)
Adjustment to increase capital of accounting parent on reverse takeover	-	365,779	-	-	-	-	-	365,779
Excess of purchase price over net assets acquired on recapitalization	-	-	-	-	-	-	(365,607)	(365,607)
Net loss for year	-	-	-	-	-	-	(830,981)	(830,981)

Balance, December 31, 2003	12,801,000	841,889	-	-	(111,000)	-	(1,196,588)	(465,699)
Shares issued for cash Private placement	2,358,633	1,405,180	-	-	-	-	-	1,405,180
Share subscriptions received	-	-	-	-	-	120,000	-	120,000
Shares issued for services	128,500	205,320	-	-	-	-	-	205,320
Receipt of subscriptions receivable	-	-	-	-	111,000	-	-	111,000
Stock-based compensation	-	651,750	-	-	-	-	-	651,750
Net loss for year	-	-	-	-	-	-	(1,523,509)	(1,523,509)

Balance, December 31, 2004	15,288,133	$3,104,139	0	$0	$0	$120,000	$(2,720,097)	$504,042

6

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2004	15,288,133	$3,104,139	-	$-	$-	$120,000	$(2,720,097)	$504,042
Preferred stock issued for cash Private placement	-	-	6,250,000	5,000,000	-	-	-	5,000,000
Preferred stock issued for debt	-	-	625,000	500,000	-	-	-	500,000
Shares issued for cash Private placement	459,000	459,000	-	-	-	(120,000)	-	339,000
Shares issued for services	82,000	115,200	-	-	-	-	-	115,200
Stock-based compensation	-	688,920	-	-	-	-	-	688,920
Beneficial conversion feature	-	1,537,500	-	-	-	-	(1,537,500)	-
Net loss for year	-	-	-	-	-	-	(2,642,954)	(2,642,954)

Balance, December 31, 2005	15,829,133	5,904,759	6,875,000	5,500,000	-	-	(6,900,551)	4,504,208
Shares issued for financial agreement penalty to be settled	440,000	330,000	-	-	-	-	-	330,000
Stock-based compensation	-	59,896	-	-	-	-	-	59,896
Net loss for year	-	-	-	-	-	-	(2,184,843)	(2,184,843)

Balance, December 31, 2006	16,269,133	6,294,655	6,875,000	5,500,000	-	-	(9,085,394)	2,709,261
Stock-based compensation	-	718,184	-	-	-	-	-	718,184
Shares issued for cash Private placement	5,070,000	2,340,683	-	-	-	-	-	2,340,683
Shares issued for services	1,600,000	1,565,000	-	-	-	-	-	1,565,000
Shares issued for conversion of preferred stock	6,250,000	5,000,000	(6,250,000)	(5,000,000)	-	-	-	-
Net loss for the year	-	-	-	-	-	-	(3,921,817)	(3,921,817)

Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$-	$-	$(13,007,211)	$3,411,311

7

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Accumulated Deficit	Total Stockholders’ Equity

Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$(13,007,211)	$3,411,311
Stock-based compensation	-	45,339	-	-	-	45,339
Shares issued for cash Private placement	2,814,909	1,967,086	-	-	-	1,967,086
Net loss for the year	-	-	-	-	(3,175,908)	(3,175,908)
Balance, December 31, 2008	32,004,042	17,930,947	625,000	500,000	(16,183,119)	2,247,828
Stock-based compensation (Note 7(d))	-	1,024,122	-	-	-	1,024,122
Warrants exercised (Note 7(e))	2,100,000	1,045,340	-	-	-	1,045,340
Shares issued for cash Private placement (Note 7(b))	1,496,930	900,691	-	-	-	900,691
Reduction in warrant liability on exercise of 2,000,000 warrants	-	199,000	-	-	-	199,000
Common stock issued for services (Note 7(d))	800,000	560,000	-	-	-	560,000
Cumulative effect of change in accounting principle (Note 11) )	-	-	-	-	(1,084,375)	(1,084,375)
Net loss for the year	-	-	-	-	(5,860,005)	(5,860,005)
Balance, December 31, 2009	36,400,972	$21,660,100	625,000	$500,000	$(23,127,499)	$(967,399)

8

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

White Mountain Titanium Corporation (the “Company”) currently has no ongoing operations.  Its principal business is to advance exploration and development activities on the Cerro Blanco rutile (titanium dioxide) property (“Cerro Blanco”) located in Region III of northern Chile.  The Company is considered an exploration stage company and its financial statements are presented in a manner similar to a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.

These consolidated financial statements are prepared in accordance with United States (“US”) generally accepted accounting principles (“GAAP”).

2.	GOING CONCERN

These consolidated financial statements have been prepared by management on the basis of generally accepted accounting principles applicable to a going concern, which assumes the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The Company has an accumulated deficit of $23,127,499 (2008 - $16,183,119), has not yet commenced revenue-producing operations, and has significant expenditure requirements to continue to advance its exploration and development activities on the Cerro Blanco property.

These consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate because management believes that the actions already taken or planned will mitigate the adverse conditions and events that raise doubts about the validity of the going concern assumption used in preparing these consolidated financial statements. Management intends to raise additional capital through stock issuances to finance operations and invest in other business opportunities.

If the going concern assumption were not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiaries Sociedad Contractual Minera White Mountain Titanium (formerly Compañía Minera Rutile Resources Limitada) (“White Mountain Chile”), a Chilean corporation; White Mountain Titanium Corporation, a Canadian corporation; and White Mountain Titanium (Hong Kong) Limited, an inactive Hong Kong corporation.  All significant intercompany balances and transactions have been eliminated.

(b)	Cash equivalents

The Company considers all highly liquid debt instruments that are readily convertible to known amounts of cash and purchased with a maturity of three months or less from the date acquired to be cash equivalents.

9

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

3.           SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c)	Amortization

Amortization is provided using a straight-line method based on the following estimated useful lives:

Vehicles	- 5 years
Office furniture	- 5 years
Office equipment	- 5 years
Computer equipment and software	- 5 years
Field equipment	- 5 years

(d)	Exploration expenditures

The Company is in the exploration stage of developing its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.

Exploration costs incurred in locating areas of potential mineralization are expensed as incurred.  Mineral property acquisition costs are capitalized.  Commercial feasibility is established in compliance with Securities and Exchange Commission (“SEC”) Industry Guide 7, which consists of identifying that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination.  After an area of interest has been assessed as commercially feasible, expenditures specific to the area of interest for further development are capitalized.  In deciding when an area of interest is likely to be commercially feasible, management may consider, among other factors, the results of prefeasibility studies, detailed analysis of drilling results, the supply and cost of required labor and equipment, and whether necessary mining and environmental permits can be obtained.

Mining projects and properties are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.  If the estimated future cash flows expected to result from the use of the mining project or property and its eventual disposition are less than the carrying amount of the mining project or property, an impairment is recognized based upon the estimated fair value of the mining project or property.  Fair value is generally based on the present value of the estimated future net cash flows for each mining project or property, calculated using estimated mineable reserves and mineral resources based on engineering reports, projected rates of production over the estimated life of the mine, recovery rates, capital requirements, remediation costs and future prices considering the Company’s hedging and marketing plans.

(e)	Asset retirement obligations (“ARO”)

The Company recognizes a legal liability for obligations related to the retirement of property, plant and equipment, and obligations arising from the acquisition, construction, development or normal operations of those assets.  Such asset retirement costs must be recognized at fair value when a reasonable estimate of fair value can be estimated in the period in which the liability is incurred.  A corresponding increase to the carrying amount of the related asset, where one is identifiable, is recorded and amortized over the life of the asset.  Where a related future value is not easily identifiable with a liability, the change in fair value over the course of the year is expensed.  The amount of the liability is subject to re-measurement at each reporting period.  The estimates are based principally on legal and regulatory requirements .

10

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

3.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)           Asset retirement obligations (“ARO”) (Continued)

It is possible that the Company’s estimates of its ultimate reclamation and closure liabilities could change as a result of changes in regulations, changes in the extent of environmental remediation required, changes in the means of reclamation or changes in cost estimates.  Changes in estimates are accounted for prospectively commencing in the period the estimate is revised.

At present, the Company has determined that it has no material AROs.

(f)	Income taxes

The Company uses the asset and liability approach in its method of accounting for income taxes that requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  A valuation allowance against deferred tax assets is recorded if based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

(g)	Stock-based compensation

The Company accounts for stock-based compensation expenses associated with stock options and other forms of equity compensation in accordance with ASC 718-10, Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107.  ASC 718-10 requires the Company to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statement of operations.  The Company uses the straight-line single-option method to recognize the value of stock-based compensation expense for all share-based payment awards.  Stock-based compensation expense recognized in the statement of operations is reduced for estimated forfeitures, as it is based on awards ultimately expected to vest.  ASC 718-10 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

(h)	Loss per share

The Company accounts for loss per share in accordance with ASC 260-10, Earnings Per Share, which requires the Company to present basic and diluted earnings per share.  The computation of loss per share is based on the weighted average number of shares of common stock outstanding during the year presented (see Note 8).  The Company uses the two-class method to calculate loss per share for common stock as well as preferred stock at their conversion equivalent to common stock.

The calculation of diluted loss per share excludes the effects of all common share equivalents that would be anti-dilutive.

11

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
 (US Funds)

3.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)	Financial instruments

All financial instruments are classified as one of the following: held-to-maturity, loans and receivables, held-for-trading, available-for-sale or other financial liabilities. Financial assets and liabilities held-for-trading are measured at fair value with gains and losses recognized in net income. Financial assets held-to-maturity, loans and receivables, and other financial liabilities are measured at amortized cost using the effective interest method. Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income (loss) and reported in shareholders’ equity. Any financial instrument may be designated as held-for-trading upon initial recognition.

Transaction costs that are directly attributable to the acquisition or issue of financial instruments that are classified as other than held-for-trading, which are expensed as incurred, are included in the initial carrying value of such instruments.

(j)	Conversion of foreign currency

The functional and reporting currency of the Company and its subsidiaries is the US dollar.  The Company’s Chilean operations are re-measured into US dollars as follows:

•	Monetary assets and liabilities, at year-end rates;
•	All other assets and liabilities, at historical rates; and
•	Revenue and expense items, at the average rate of exchange prevailing on the date of the transaction.

Exchange gains and losses arising from these transactions are reflected in operations for the year.

(k)	Fair value measurement

With the adoption of ASC 820-10, Fair Value Measurements, assets and liabilities recorded at fair value in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value.

ASC 820-10 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with ASC 820-10, these inputs are summarized in the three broad levels listed below:

•	Level 1 — Quoted prices in active markets for identical securities;
•	Level 2 — Other significant observable inputs that are observable through corroboration with market data (including quoted prices in active markets for similar securities); and
•	Level 3 — Significant unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability.

The Company performed a detailed analysis of the assets and liabilities (Note 4).

12

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

3.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period.  Accordingly, actual results could differ from those estimates and could impact future results of operations and cash flows.

Significant areas requiring the use of estimates relate to the rates for amortization, determining the variables used in calculating the fair value of stock-based compensation expense, valuation of long-lived assets and allowance for future income tax assets and determining AROs.

(m)	Recent accounting pronouncements

(i)	Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of SFAS No. 162 (the “Codification”).  The Codification will be the single source of authoritative non-governmental US accounting and reporting standards, superseding existing FASB, AICPA, EITF and related literature. The Codification eliminates the hierarchy of GAAP contained in SFAS No. 162 and establishes one level of authoritative GAAP. All other literature is considered non-authoritative. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009, which for the Company was September 30, 2009.  All accounting references have been updated with Accounting Standard Codification (“ASC”) references.

(ii)	Fair value measurements

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, the Company is required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, the Company is required to use another valuation technique, such as an income approach or a market approach. These amended standards were effective on October 1, 2009 and did not have a material impact on the consolidated financial statements.

13

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

3.            SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)         Recent accounting pronouncements (Continued)

(ii)	Fair value measurements (Continued)

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures, which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.

ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2011); early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2009-14 on its consolidated financial statements.

In June 2008, the FASB ratified the consensus reached on ASC 815-40 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock. ASC 815-40 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The Company adopted ASC 815-40 as of January 1, 2009 (Note 11).

(iii)	Subsequent events

In May 2009, the FASB issued ASC 855.  ASC 855 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date—that is, whether that date represents the date the financial statements were issued or were available to be issued.  The adoption of ASC 855 did not have a material impact on the consolidated financial statements.

14

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

4.           FINANCIAL INSTRUMENTS

(a)           Fair value

The Company has classified its financial instruments as follows:
Cash and cash equivalents – as held-for-trading
Accounts payable and accrued liabilities – as other financial liabilities
Other liabilities – warrants – as other financial liabilities

The carrying values of cash and cash equivalents, and accounts payable and accrued liabilities approximate their fair values because of the short term to maturity of these financial instruments.

The following table summarizes fair value measurement by level at December 31, 2009 for assets and liabilities measured at fair value on a recurring basis.

	Total	Level 1	Level 2	Level 3

Liabilities
Other liabilities - warrants	$2,956,725	$-	$2,956,725	$-

(b)           Credit risk

Credit risk is the risk that a counterparty to a financial instrument will fail to discharge its contractual obligations.  The Company’s financial asset that is exposed to credit risk consists primarily of cash and cash equivalents, which comprises a substantial portion of the Company’s assets.  To manage the risk, cash and cash equivalents are placed with high credit, quality institutions.

Concentration of credit risk exists with respect to the Company’s cash and cash equivalents as amounts held at two major Canadian, high credit, quality institutions are in excess of federally insured amounts.

	2009	2008

Cash	$92,854	$92,364
Term deposits	1,251,140	1,383,096

	$1,343,994	$1,475,460

15

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

4.           FINANCIAL INSTRUMENTS (Continued)

(c)           Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.  Market risk comprises two types of risk: interest rate risk and foreign currency risk.

(i)           Interest rate risk

   Interest rate risk consists of two components:

(a)
To the extent that payments made or received on the Company’s monetary assets and liabilities are affected by changes in the prevailing market interest rates, the Company is exposed to interest rate cash flow risk.

(b)	To the extent that changes in prevailing market interest rates differ from the interest rate in the Company’s monetary assets and liabilities, the Company is exposed to interest rate price risk.

The Company’s cash and cash equivalents consists of cash held in bank accounts and guaranteed investment certificates.  Due to the short-term nature of these financial instruments, fluctuations in market interest rates do not have a significant impact on estimated fair values as of December 31, 2009.

At December 31, 2009, a hypothetical change of 1% in the interest rate would have a $12,500 increase or decrease on net loss and comprehensive loss.

(ii)	Foreign currency risk

The Company translates the results of non-US operations into US currency using rates approximating the average exchange rate each quarter.  The exchange rate may vary from time to time.  During the year ended December 31, 2009, the Company spent 187,143,746 Chilean pesos (US $328,391) on property exploration expenditures and Cdn $1,220,902 (US $1,074,748) for engineering consulting, operating and administration expenses.  Required expenditures to continue the engineering and exploration processes will be affected by changes in foreign currency. The Company has not entered into any foreign currency contracts to mitigate this risk.

16

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
 (US Funds)

5.           PROPERTY AND EQUIPMENT

	2009
		Accumulated
	Cost	Amortization	Net

Vehicles	$54,153	$38,031	$16,122
Office furniture	17,712	3,189	14,523
Office equipment	10,828	4,139	6,689
Computer equipment	8,197	5,192	3,005
Computer software	1,142	664	478
Field equipment	62,814	29,704	33,110

	$154,846	$80,919	$73,927

	2008
		Accumulated
	Cost	Amortization	Net

Vehicles	$70,534	$32,050	$38,484
Office furniture	2,704	1,846	858
Office equipment	5,417	2,829	2,588
Computer equipment	7,553	3,631	3,922
Computer software	1,142	436	706
Field equipment	62,419	22,958	39,461

	$149,769	$63,750	$86,019

6.           MINERAL PROPERTIES

On September 5, 2003, the Company, through its wholly-owned Chilean subsidiary, White Mountain Chile, entered into a purchase agreement with Compañía Contractual Mineral Ojos del Salado (“Ojos del Salado”), a wholly-owned Chilean subsidiary of Phelps Dodge Corporation (“Phelps Dodge”), to acquire a 100% interest in nine exploration mining concessions totalling 1,183 hectares, collectively known as Cerro Blanco. Cerro Blanco is located in Region III of northern Chile, approximately 39 kilometres, or 24 miles, west of the city of Vallenar. Consideration for the purchase, including legal fees, was $651,950.

The purchase agreement covering Cerro Blanco was originally entered into between Ojos del Salado and Dorado Mineral Resources NL (“Dorado”) on March 17, 2000. Under that agreement, Dorado purchased the mining exploitation concessions from Ojos del Salado for $1,000,000, of which $350,000 was paid.  A first mortgage and prohibitions against entering into other contracts regarding mining concessions without the prior written consent of Ojos del Salado had also been established in favor of Ojos del Salado.  On September 5, 2003, White Mountain Chile assumed Dorado’s obligations under the purchase agreement, including the mortgage and prohibitions, with payment terms as described above.

17

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

6.           MINERAL PROPERTIES (Continued)

Ownership in mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequent, ambiguous conveyance history characteristic of mineral properties.  The Company has investigated ownership of its mineral properties, and to the best of its knowledge, ownership of its interests is in good standing.

Exploration expenditures incurred by the Company during the years ended December 31, 2009, 2008 and 2007 were as follows:

	2009	2008	2007

Assaying	$89,857	$107,052	$70,671
Concession fees	40,397	47,014	43,148
Drilling	-	604,009	-
Environmental	-	-	10,792
Equipment rental	23,327	152,792	16,560
Geological consulting fees	147,136	312,988	260,811
Maps and miscellaneous	21,752	130,879	75,922
Metallurgy	-	-	5,766
Site costs	28,290	153,398	71,977
Transportation	27,132	16,928	15,443

Exploration expenditures for year	$377,891	$1,525,060	$571,090

7.	CAPITAL STOCK

(a)	Preferred stock

During the year ended December 31, 2005, the Company designated and issued 6,825,000 shares of Series A preferred stock with a par value of $0.001 per share.  Each share of preferred stock is convertible into one common share of common stock at any time at the holder’s option.  The preferred stock is unlisted, non-retractable and non-redeemable.  The preferred stockholders are entitled to the number of votes equal to the number of whole shares of common stock into which the preferred stock are convertible.  The preferred stockholders are further entitled to the same dividends and distributions as the common stockholders.

18

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

7.           CAPITAL STOCK (Continued)

(a)          Preferred stock (Continued)

During the year ended December 31, 2007, 6,250,000 shares of preferred stock were converted into 6,250,000 shares of common stock.  Accordingly, the value of those shares of preferred stock was transferred to common share equity.

No additional preferred stock was issued during the years ended December 31, 2007, 2008 or 2009, and at December 31, 2009, 625,000 shares remain issued and outstanding.

(b)	Common stock

During the year ended December 31, 2009, the Company:

(i)
Completed an offering of 1,496,930 shares at a price of $0.65 per unit for total gross proceeds of $973,005.  Share issuance costs for the private placement consisted of cash payments of $72,314 and issuance of 104,785 warrants at an exercise price of $0.90, to give net proceeds of $900,691;

(ii)
Issued 800,000 shares of common stock to management for past services at $0.41 and $0.99 per share of common stock, the market value at the time of issuance.  Total cost of this share issuance was $560,000 and has been expensed as consulting fees – directors and officers; and

(iii)	Issued 2,100,000 shares of common stock upon the exercise of previously issued warrants converted at $0.50 per share. Net proceeds received upon exercise were $1,045,340.

During the year ended December 31, 2008, the Company completed an offering of 2,814,909 shares at a price of $0.75 per share for gross proceeds of $2,111,180.  Share issuance costs for the private placement consist of cash payments of $144,094 to give net proceeds of $1,967,086.

(c)	Stock options

During the year ended December 31, 2009, no options were granted.  Options for 100,000 shares exercisable at $2.00 per share expired, and a further 250,000 fully vested options exercisable at $0.50 were forfeited.  All options issued in previous years were fully vested as at December 31, 2009.

During the year ended December 31, 2008, 165,000 stock options were granted at an exercise price of $1.00.  Options totaling 103,125 were fully vested as at December 31, 2008, with a balance of 61,875 options to vest in 2009.

19

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

7.	CAPITAL STOCK (Continued)

(c)	Stock options (Continued)

	2009		2008
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

Outstanding - beginning of year	3,140,000	$0.57	2,975,000	$0.50
Granted	-	-	165,000	$1.00
Expired	(100,000)	$2.00	-	-
Forfeited	(250,000)	$0.50	-	-

Outstanding – end of year	2,790,000	$0.53	3,140,000	$0.57
Exercisable – end of year	2,790,000	$0.53	3,078,125	$0.57

As at December 31, 2009 and 2008, the following director and consultant stock options were outstanding:

	Exercise
Expiry Date	Price	2009	2008

August 1, 2009	$2.00	-	100,000
April 5, 2010	$0.50	-	250,000
January 31, 2011	$0.50	400,000	400,000
May 31, 2011	$0.50	600,000	600,000
August 1, 2011	$0.50	200,000	200,000
August 31, 2011	$0.50	350,000	350,000
August 31, 2012	$0.50	1,075,000	1,075,000
June 23, 2013	$1.00	165,000	165,000

		2,790,000	3,140,000

20

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

7.	CAPITAL STOCK (Continued)

(c)	Stock options (Continued)

The shares under option at December 31, 2009 were in the following exercise prices:

Options Outstanding and Exercisable
Exercise Price	Weighted Average Exercise Price	Number of Shares Under Option	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life in Years

$ 0.50	$0.50	2,625,000	$1,627,500	1.78
$ 1.00	$1.00	165,000	19,800	3.48

	$0.53	2,790,000	$1,647,300	2.02

(d)	Stock-based compensation

During the year ended December 31, 2009, the total stock-based compensation recognized under the fair value method was $1,024,122 as follows:

(i)
800,000 shares issued to two officers and directors of the Company upon attaining previously determined milestones at $0.41 and $0.99 per share of common stock, the market value at the time of issuance.  A total fair value of $560,000 (2008: $nil) was attributed to these shares and was charged to consulting fees – directors and officers.

(ii)
$252,117 was charged to consulting fees - directors and officers (2008: $45,339) and $77,130 was charged to consulting (2008: $nil) relating to vesting of 61,875 options issued in the prior year and 485,000 warrants issued during the year.   As a result of an extension of the expiry date of 4,250,000 warrants from July 11, 2009 to April 1, 2011, $694,875 (2008: $nil) was charged to investor relations.  All amounts were determined using the Black-Scholes option pricing model.

The total stock-based compensation recognized under the fair value method to various parties was as follows:

	2009	2008	2007

Investor relations	$694,875	$-	$-
Consulting fees - directors and officers	252,117	45,339	359,227
Consulting fees	77,130	-	248,507
Management fees	-	-	110,450

Compensation - options	$1,024,122	$45,339	$718,184

As at December 31, 2009, the total compensation cost related to non-vested options not yet recognized is $nil.

21

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

7.	CAPITAL STOCK (Continued)

(d)           Stock-based compensation (Continued)

The following assumptions were used for the Black-Scholes option pricing model valuation of stock options granted:

	2009	2008	2007

Expected life (years)	N/A	5	3 – 5
Interest rate	N/A	3.52%	4.40%
Volatility	N/A	57.12%	88.79%
Dividend yield	N/A	0.00%	0.00%

(e)	Share purchase warrants

Details of stock purchase warrant activity is as follows:

	2009		2008
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price

Outstanding - beginning of year	13,022,600	$0.54	13,022,600	$0.54
Issued	589,785	$0.63	-	$0.00
Exercised	(2,100,000)	$0.50	-	$0.00
Expired	(925,000)	$0.50	-	$0.00

Outstanding - end of year	10,587,385	$0.56	13,022,600	$0.54

During the year ended December 31, 2009, warrant activity included:

•
2,000,000 warrants were exercised.  The balance of 4,250,000 warrants held by the investor had their expiry date extended from July 11, 2009 to April 1, 2011.  The warrants have a cashless exercise provision in the event the Company fails to reasonably maintain an effective registration statement for the shares issuable upon exercise of the warrants;

•
150,000 warrants having an exercise price of $0.75 and an expiry date of June 30, 2011 were issued to a consultant for services.  An additional 335,000 warrants having an exercise price of $0.50 per warrant and an expiry date of June 30, 2012 were issued to two independent directors for services.  Stock-based compensation totaling $293,440 was recorded with respect to these issuances;

•	104,785 warrants having an exercise price of $0.90 per warrant and an expiry date of June 30, 2012 were issued to an agent with respect to a private placement;
•	100,000 warrants were exercised at a price of $0.50 per warrant for gross proceeds of $50,000; and
•	925,000 warrants with an exercise price of $0.50 per warrant expired unexercised.

22

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

7.	CAPITAL STOCK (Continued)

(e)          Share purchase warrants (Continued)

As at December 31, 2009 and 2008, the following share purchase warrants were outstanding:

Expiry Date	Exercise Price	2009	2008

July 11, 2009	$0.50	-	6,550,000
April 1, 2011	$0.50	4,250,000	-
September 7, 2009	$0.50	-	625,000
August 10, 2010	$0.60	5,847,600	5,847,600
June 30, 2011	$0.75	150,000	-
June 30, 2012	$0.50	235,000	-
June 30, 2013	$0.90	104,785	-

		10,587,385	13,022,600

8.	LOSS PER SHARE

Basic and diluted loss per share is computed using the weighted average number of common shares outstanding as follows:

	2009	2008	2007

Net loss for year	$(5,860,005)	$(3,175,908)	$(3,921,817)
Preferred stock dividends	-	-	-

Net loss available for distribution	$(5,860,005)	$(3,175,908)	$(3,921,817)

Allocation of undistributed loss
Preferred shares (1.80%, 2008 - 1.92%; 2007 - 2.10%)	$(98,917)	$(60,834)	$(82,214)
Common shares (98.20%; 2008 - 98.08%; 2007 - 97.90%)	(5,761,088)	(3,115,074)	(3,839,603)

	$(5,860,005)	$(3,175,908)	$(3,921,817)
Basic loss per share amounts
Undistributed amounts
Loss per preferred share	$(0.16)	$(0.10)	$(0.02)
Loss per common share	$(0.17)	$(0.10)	$(0.19)

23

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

8.           LOSS PER SHARE (Continued)

Weighted average number of shares:

	2009	2008	2007

Weighted average number of shares for undistributed amounts
Preferred stock (common stock equivalent)	625,000	625,000	5,299,658
Common stock	34,065,064	29,905,878	19,713,626

Potentially dilutive securities not included in diluted weight average shares outstanding include shares underlying 2,790,000 in outstanding options, 10,587,385 warrants and 625,000 shares of convertible preferred stock.

9.           INCOME TAXES

Income tax provisions are determined as follows:

	2009	2008	2007

Income tax benefit computed at statutory tax rate	$(1,816,957)	$(1,077,225)	$(1,372,636)
Stock-based-compensation	554,443	15,869	251,364
Other permanent timing differences	2,676	-	-
Change in fair value of warrants	724,973	-	-
Adjustment due to effective rate attributable to income taxes of other countries’ stock-based compensation	60,920	396,159	136,855
Effect in change of tax rate	62,855	3,268	-
	(411,090)	(661,929)	(984,417)
Change in valuation allowance	411,090	661,929	984,417
	$-	$-	$-

Deferred income taxes reflect the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.  The applicable tax rate to be expected is 35%. The components of the net deferred income tax assets are approximately as follows:

	2009	2008	2007

Deferred income tax assets
Net operating losses and credit carry-forwards	$3,284,999	$2,607,481	$2,502,178
Valuation allowance	(3,284,999)	(2,607,481)	(2,502,178)

	$-	$-	$-

The valuation allowance reflects the Company’s estimate that the tax assets more likely than not will not be realized.

24

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

9.           INCOME TAXES (Continued)

To date the Company has paid a total of 255,015,000 Chilean pesos (US $491,000) (2008 - $134,631,000 Chilean pesos (US $385,000)) related to value added tax (“VAT”), which the Company will be able to credit against future VAT amounts payable generated on Chilean revenue-producing operations.

The Company has available approximate net-operating losses that may be carried forward to apply against future years' income for income tax purposes in all jurisdictions.  The losses expire as follows:

Available to	USA	Foreign	Total

2019	$10,270	$-	$10,270
2020	1,704	-	1,704
2021	4,574	-	4,574
2022	1,200	-	1,200
2023	22,201	-	22,201
2024	782,836	-	782,836
2025	690,606	95,793	786,399
2026	409,782	214,988	624,770
2027	2,160,814	196,906	2,357,720
2028	403,158	515,808	918,966
2029	415,286	1,277,968	1,693,254
Non-expiring carry-forward losses	-	6,051,627	6,051,627

	$4,902,431	$8,353,090	$13,255,521

10.	RELATED PARTY TRANSACTIONS

	2009	2008	2007

Advances for expenses outstanding at December 31,	$-	$1,490	$-
Consulting fees	876,800	354,139	434,993
Management fees	139,200	139,200	121,600
Rent	24,000	24,000	22,000

	$1,040,000	$518,829	$578,593

Advances are made to various related parties as required for corporate purposes including travel.  Expenses are incurred on behalf of the Company.

Consulting fees include payments to the officers and directors of the Company for services rendered, and include payments to the President, CFO and VP Investor Relations.  Management fees and rent consist of fees paid to a company partly controlled by the CEO of the Company.

Related party transactions are recorded at the exchange amount, which is the amount agreed to between the parties.

25

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

11.	FAIR VALUE MEASUREMENTS

Effective January 1, 2009, we adopted the provisions of Emerging Issues Task Force (“EITF”) EITF 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which was primarily codified into Topic 815, Derivatives and Hedging.  ASC 815 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative and to any freestanding financial instruments that are potentially settled in an entity’s own common stock.

As a result of adopting ASC 815, warrants to purchase 6,875,000 shares of common stock previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment. The warrants had exercise price of $0.50 per warrant and expire in July and September 2009, of which 4,250,000 warrants were extended to April 2011.  As such, effective January 1, 2009, we reclassified the fair value of these warrants to purchase common stock, which had exercise price reset features, from equity to liability status as if these warrants were treated as a derivative liability since their date of issue.   On January 1, 2009, we reclassified $1,084,375 to beginning retained deficit and $1,084,375 to other liabilities - warrants to recognize the fair value of such warrants on such date.

As of December 31, 2009, the remaining 4,250,000 warrants were fair valued using the Black-Scholes option pricing model with the following weighted average assumptions:  risk-free interest rate of 1.08%, expected life of 1.25 years, an expected volatility factor of 84.10% and a dividend yield of 0.0%. The fair value of these warrants to purchase common stock increased to $2,956,725 as of December 31, 2009. As such, we recognized a $2,071,350 non-cash charge from the change in fair value of these warrants for the year ended December 31, 2009.

12.	SEGMENTED INFORMATION

The Company operates in a single industry segment. At December 31, 2009 and 2008, total assets by geographic location are as follows:

	2009	2008

Canada	$74,844	$648,438
Chile	99,574	105,874
United States	2,003,442	1,529,293

	$2,177,860	$2,283,605

13.	SUBSEQUENT EVENTS

(a)
In February 2010, the Company filed an S-1 registration statement related to the offering of common shares with the SEC to raise up to $6,000,000.  The pricing and final amount of the offering are not yet determined.  The offering will consist of units, each unit consisting of three shares of common stock and one three-year warrant to purchase an additional share of common stock at 125% of the price per share allocated to the common shares in the units.  The units will separate immediately and the common stock and the warrants will be issued separately.  Source Capital Group, Inc. will act as the placement agent for the units, on a “best efforts” basis, and will receive a selling commission of 8% on gross proceeds raised.

26

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008 and 2007
(US Funds)

13.	SUBSEQUENT EVENTS (Continued)

(b)
In February 2010, the Company granted 720,000 fully vested shares of common stock at a fair value of $828,000 to management, employees and consultants.  The shares were granted under the 2010 Management Compensation Plan.  The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and regulations promulgated by the SEC.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates.

27

[OUTSIDE BACK COVER]

White Mountain Titanium Corporation

1,869,159 Units

20,101,600 Shares of Common Stock

PROSPECTUS

WHITE MOUNTAIN TITANIUM CORPORATION

Augusto Leguia 100, Oficina 812
Las Condes, Santiago
Chile

Telephone (5 62) 657-1800

_______________, 2010

Until                            , 2010, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$1,335
State filing Fees	$10,000
Printing and Engraving Expenses	$5,000
Edgarizing Costs	$5,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Miscellaneous	$3,665
Total	$60,000

None of the expenses of the offering will be paid by the selling security holders.

Item 14.  Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article IX of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of our company, or who is serving at our request or direction as a director or officer of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

On March 4, 2007, the Compensation Committee approved, subject to board approval, the granting of 250,000 options to David Nahmias for investor relations activities.  These five-year options were granted pursuant to our stock option plan.  The options are exercisable at $0.50 and are fully vested.  The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act.  Mr. Nahmias was an accredited investor at the time of the grant.  He delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the grant form representing the option.  Mr. Nahmias was provided access to information similar to the type of information which would be included in a prospectus.  He did not enter into the transaction for the options with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction.  Mr. Nahmias represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.  No underwriting discounts or commissions were paid in connection with the grant.

From July through August 2007, we conducted a non-public offering of up to 7,000,000 units, each unit consisting of one share of common stock and one common stock purchase warrant.  The purchase price of each unit was $0.50 and the exercise price of the warrants is $0.60 per share at any time through August 10, 2010.  The offering was completed with sales of 5,070,000 units made to seven non-U.S. persons and to four persons in the U.S. for gross proceeds of $2,535,000.  The units were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(6) of the Securities Act and Regulation S promulgated by the SEC in a simultaneous offering to both U.S. and to non-U.S. persons.  Each of the non-U.S. investors was a non-U.S. person at the time of the sale.  The offer and sale of the units to such persons was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf.  The offering restrictions required pursuant to Regulation S were also implemented for these sales.  All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase.  Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares and warrants.  They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering.  We paid a cash selling commission of 8% of the gross proceeds on the sale of 4,770,000 of the units sold by Objective Equity, LLC, the selling agent for part of the offering.  We also issued 77,600 warrants as a selling commission to such entity.  We have agreed to register the resale of the common shares sold as part of the units and issuable upon exercise of the warrants.

Also on August 31, 2007, the Board of Directors granted bonuses of 700,000 shares of common stock and warrants to purchase 700,000 shares to management for past services.  The exercise price of the warrants is $0.60 per share at any time through August 15, 2010.  The shares and warrants were granted to the following persons:

Name	Number of Shares	Number of Warrants
Michael P. Kurtanjek	225,000	225,000
Trio International Capital Corp	225,000	225,000
Charles E. Jenkins	150,000	150,000
Howard M. Crosby	100,000	100,000

The shares and warrants were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(6) of the Securities Act and Regulation S promulgated by the SEC.  All of the investors were accredited investors as defined in Rule 501 of Regulation D at the time of the grant.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares and warrants.  They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering.  No selling commissions were paid in connection with the grant of the securities.  We have agreed to register the resale of the common shares sold as part of the units and issuable upon exercise of the warrants.

On August 31, 2007, the Board of Directors approved the granting of 1,075,000 options to various members of management and to consultants as follows:

Name	Number of Options Granted
Michael P. Kurtanjek	150,000
Trio International Capital Corp.	150,000
Charles E. Jenkins	300,000
Howard M. Crosby	100,000
David Rochester	150,000
Derek Fray	100,000
Srdj Bulatovic	100,000
Maria Eugenia Moscoso	25,000

These five-year options are fully vested and exercisable at $0.50 per share.  They expire on August 31, 2012.  The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act.  Each optionee acknowledged appropriate investment representations with respect to the grants and consented to the imposition of restrictive legends upon the certificates representing the options.  Each grantee was provided access to information similar to the type of information which would be included in a prospectus.  Each grantee had a preexisting relationship with persons representing our company at the time of the transaction.  Each grantee was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.  No selling commissions were paid in connection with these option grants.

On December 21, 2007, the Board of Directors granted bonuses of 900,000 fully vested shares of common stock to management and outside consultants for past services.  The shares were granted to the following persons:

Name	Number of Shares
Michael P. Kurtanjek	200,000
Brian Flower	200,000
Terese Gieselman	100,000
Maria Eugenia Moscoso	50,000
Ronald Nash	100,000
Cesar Lopez	100,000
Natasha Tschischow	75,000
Christian Feddersen	75,000

The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and Regulation S promulgated by the SEC.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares.  They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each recipient of the bonuses was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance.  No selling commissions were paid in connection with the grant of the shares.

In September 2008 we closed our offering of up to 5,000,000 shares at a price of $0.75 per share.  The offering was made concurrently to persons within the United States and to non-U.S. persons located outside the United States.  We sold a total of 2,814,910 shares of common stock in the offering for gross proceeds of $2,111,180.  Of these 2,791,203 were sold within the United States without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each of the U.S. purchasers was an accredited investor as defined in Regulation D.  The remaining 23,707 shares were sold outside the United States to non-U.S. persons in accordance with the provisions of Regulation S.  Each investor delivered appropriate investment representations with respect to this stock sale and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  No investor entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  The Company paid $140,168 in selling commissions to licensed selling agents in this offering.

In January 2009, the Board of Directors granted bonuses of 200,000 fully vested shares of common stock each to Michael P. Kurtanjek, our President and a director, and to Brian Flower, our Chairman for past services.  The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and Regulation S promulgated by the SEC.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares.  They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each recipient of the bonuses was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance.  No selling commissions were paid in connection with the grant of the shares.

On May 7, 2009, we entered into an Exchange Agreement with a Rubicon which it exercised outstanding warrants to purchase 2,000,000 shares of our common stock at $0.50 per share for gross proceeds of $1,000,000.  The closing of the agreement, payment of the funds, and issuance of the shares occurred on May 8, 2009.  The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) and 4(6) of the Securities Act.  The purchaser was an accredited investor as defined in Rule 501 promulgated by the SEC.  The purchaser acknowledged appropriate investment representations with respect to the sale.  It did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  The purchaser was afforded the opportunity to ask questions of management of the Company and to receive answers concerning the terms and conditions of exercise of the warrants.  No selling commissions were paid in connection with this transaction.

On June 23, 2008, we granted 82,500 options each to John May and Wei Lu for accepting appointment to the Board of Directors and committees.  These five-year options vest as follows:  25% immediately and 12.5% per calendar quarter thereafter with the first vesting occurring on June 30, 2008.  The options were granted under our Stock Option Plan.  The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) and 4(6) of the Act, and Rule 506 promulgated thereunder.  Each optionee was an accredited investor at the time of the grant.  Each optionee acknowledged appropriate investment representations with respect to the grants and consented to the imposition of restrictive legends upon the certificates representing the options.  Each grantee had a preexisting relationship with persons representing our company at the time of the transaction.  Each grantee was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.  No selling commissions were paid in connection with these option grants.

On June 30, 2009, the Compensation Committee and the Board of Directors approved the issuance of warrants to KirkCapital Asset Management, Inc., an entity controlled by David Kirkingberg, to purchase 150,000 shares of our common stock at $0.75 per share at any time prior to June 30, 2011.  These warrants were issued in connection with financial consulting services to be provided by Mr. Kirkingberg’s company.  The warrants will vest as follows:  (i) 37,500 of the warrants vested on June 30, 2009; (ii) 18,750 of the warrants will vest on July 31, 2009; and (iii) 18,750 of the warrants will vest on the last day of each month thereafter until all warrants are fully vested or the consulting services are terminated.  The warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act.  KirkCapital Asset Management, Inc. was an accredited investor at the time of the grant.  It delivered appropriate investment representations with respect to the warrant issuance and consented to the imposition of restrictive legends upon the warrant form.  Mr. Kirkingberg’s entity did not enter into the consulting agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction.  Mr. Kirkingberg represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the warrant issuance.  No underwriting discounts or commissions were paid in connection with the transaction.

On June 30, 2009, the Compensation Committee and the Board of Directors approved and the Company issued warrants to purchase 117,500 common shares each to John J. May and Wei Lu for accepting appointment to the Board of Directors.  We also issued warrants to purchase 100,000 common shares to Cesar Lopez for services as one of our directors.  These three-year warrants are exercisable at $0.50 per share and are fully vested.  The warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S.  Each of the directors was a non-U.S. person at the time of the grant.  The issuance of the warrants was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf.  The offering restrictions required pursuant to Regulation S were also implemented.  No underwriting discounts or commissions were paid in connection with the issuance of the warrants.

In October 2009 we closed our offering of common shares at a price of $0.65 per share.  We sold a total of 1,496,930 shares of common stock in the offering for gross proceeds of $973,005.  These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each of the 25 purchasers was an accredited investor as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to this stock sale and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  No investor entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  The Company paid $68,110 in selling commissions to a licensed selling agent in this offering and granted warrants to purchase 104,785 shares at a price of $0.90 exercisable until April 15, 2011.  These warrants were granted to Chelsea Financial Services, a licensed broker-dealer, in connection with the above-referenced offering.  These warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  The investor was an accredited investor as defined in Regulation D.  It delivered appropriate investment representations with respect to this warrant issuance and consented to the imposition of restrictive legends upon the certificate representing the warrants.  The investor did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  The investor was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.

In February 2010 we granted bonuses of 720,000 fully vested shares of common stock to management for past services performed in 2008 and 2009.  The shares were granted under our 2010 Management Compensation Plan.  We granted 252,000 shares to Mr. Kurtanjek, 252,000 shares to an entity owned by Mr. Flower, 72,000 shares to Mr. Jenkins, 54,000 shares to an entity owned by Mr. Crosby, 54,000 shares to Christian Feddersen, an employee in Chile, and 36,000 shares to Maria Eugenia Moscosco, an employee in Chile.  The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and Regulation S promulgated by the SEC.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares.  They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each recipient of the bonuses was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance.  No selling commissions were paid in connection with the grant of the shares.

Item 16.  Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
1.1	Agreement dated January 25, 2010, with Source Capital Group, Inc.	S-1	333-164963	1.1	2/12/10	X
2.1	Agreement and Plan of Merger dated January 26, 2004, with GreatWall Minerals, Ltd.	SB-2	333-129347	2.1	10/31/05
3.1	Articles of Incorporation	SB-2	333-129347	3.1	10/31/05
3.2	Current Bylaws	8-K	333-129347	3.1	9/12/06
4.1	Form of Common Stock Certificate	SB-2	333-129347	4.1	10/31/05
4.2	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, as amended	SB-2	333-129347	4.2	10/31/05
4.3	Form of Series A Convertible Preferred Stock Certificate	SB-2	333-129347	4.3	10/31/05
4.4	Warrant Certificate dated July 11, 2005, for Rubicon Master Fund	SB-2	333-129347	4.4	10/31/05
4.5	Amended and Restated Warrant for Rubicon Master Fund	8-K	333-129347	99.2	5/8/09
4.6	Warrant Certificate dated September 7, 2005, for Phelps Dodge Corporation	SB-2	333-129347	4.5	10/31/05
4.7	Registration Rights set forth in Article VI of the Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005 and May 5, 2006, for Rubicon Master Fund and Phelps Dodge Corporation	SB2/A	333-129347	4.6	11/24/06
4.8	Warrant Certificate effective July 11, 2005, in the name of Sunrise Securities Corp. for 300,000 shares	SB-2	333-129347	4.8	10/31/05
4.9	Stock Option Plan*	SB-2	333-129347	4.9	10/31/05
4.10	2010 Management Compensation Plan*	S-1	333-164963	4.11	2/12/10
4.11	Form of the Warrant Agreement with Interwest Transfer Company, with warrant certificate for unit offering					**
4.12	Securities Purchase Agreement for unit offering					**
5.1	Opinion re Legality of Shares					X

** To be filed by amendment

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.1	Transfer of Contract and Mortgage Credit dated September 5, 2003, between Compañía Contractual Minera Ojos del Salado and Compañía Minera Rutile Resources Limitada (formerly Minera Royal Silver Limitada), with payment extension document	SB-2	333-129347	10.1	10/31/05
10.2	Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005, with Rubicon Master Fund and Phelps Dodge Corporation	SB-2	333-129347	10.2	10/31/05
10.3	Amendment dated May 5, 2006, to Securities Purchase Agreement dated July 11, 2005	SB-2/A	333-129347	10.2(a)	5/30/06
10.4	Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2/A	333-129347	10.3(a)	5/30/06
10.5	Amendment dated September 1, 2006, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	8-K	333-129347	10.1	9/12/06
10.6	Amendment dated August 31, 2007, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2	333-148644	10.6	1/14/08
10.7	Amendment dated December 21, 2007, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2	333-148644	10.7	1/14/08
10.8	Option Agreement dated February 9, 2005, with Trio International Capital Corp.*	SB-2	333-129347	10.5	10/31/05
10.9	Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2/A	333-129347	10.9	5/30/06
10.10	Amendment dated August 31, 2007, to Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2	333-148644	10.10	1/14/08
10.11	Amendment dated December 21, 2007, to Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2	333-148644	10.11	1/14/08
10.12	Option Agreement dated May 31, 2004, with Michael Kurtanjek*	SB-2	333-129347	10.4	10/31/05
10.13	Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.*	SB-2	333-129347	10.7	10/31/05
10.14	Renewal dated February 6, 2006, of Business Consulting Agreement with Crosby Enterprises, Inc.*	SB-2/A	333-129347	10.7(a)	5/30/06

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.15	Amendment dated December 21, 2007, to Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.*	SB-2	333-148644	10.15	1/14/08
10.16	Option Agreement dated August 18, 2005, with Crosby Enterprises, Inc.*	SB-2	333-129347	10.6	10/31/05
10.17	Management Services Agreement dated February 6, 2006, with Lopez & Ashton Ltda.*	SB-2/A	333-129347	10.8(a)	5/30/06
10.18	Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	8-K	333-129347	10.2	9/12/06
10.19	Amendment dated August 31, 2007, to Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2	333-148644	10.19	1/14/08
10.20	Amendment dated December 21, 2007, to Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2	333-148644	10.20	1/14/08
10.21	Option Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2/A	333-129347	10.14	11/24/06
10.22	Management Services Agreement dated February 6, 2006, with MinCo Corporate Mgmt Inc., and First Amendment dated September 1, 2006*	8-K	333-129347	10.3	9/12/06
10.23	Option Agreement dated September 1, 2006, with Terese Gieselman	SB-2/A	333-129347	10.16	11/24/06
10.24	Brokerage Representation Agreement dated November 26, 2007, with Beacon Hill Shipping Ltd.	SB-2	333-148644	10.24	1/14/08
10.25	Exchange Agreement dated May 7, 2009, with Rubicon Master Fund	8-K	333-148644	99.1	5/8/09
10.26	Warrant Agreement dated June 30, 2009, with John J. May*	10-Q	333-148644	10.1	8/10/09
10.27	Warrant Agreement dated June 30, 2009, with Wei Lu*	10-Q	333-148644	10.2	8/10/09
10.28	Warrant Agreement dated June 30, 2009, with Cesar Lopez*	10-Q	333-148644	10.3	8/10/09
10.29	Management Services Agreement dated August 1, 2009, with Chapelle Capital Corp.*	S-1/A	333-129347	10.29	12/31/09
10.30	Amendment effective January 1, 2010 to Management Services Agreement dated August 1, 2009, with Chapelle Capital Corp.*	S-1	333-164963	10.30	2/12/10
10.31	Warrant agreement dated February 7, 2010, with Chapelle Capital Corp.*	S-1	333-164963	10.31	2/12/10
10.32	Amendment effective January 1, 2010, to Management Services Agreement dated August 1, 2009, with Michael P. Kurtanjek*	S-1	333-164963	10.32	2/12/10
10.33	Warrant agreement dated February 7, 2010, with Michael P. Kurtanjek*	S-1	333-164963	10.33	2/12/10

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.34	Management Services Agreement effective January 1, 2010, with 0834406 BC Ltd. *	S-1	333-164963	10.34	2/12/10
14.1	Code of Ethics	10-KSB	333-129347	14.1	3/29/07
21.1	List of Subsidiaries	S-1/A	333-129347	21.1	12/31/09
23.1	Consent of Smythe Ratcliffe, LLP, independent registered public accounting firm					X
23.2	Consent of Thomas A. Henricksen, PhD					X
23.3	Consent of AMEC-Cade					X
23.4	Consent of NCL Ingenieria y Construccion					X
23.5	Consent of SGS Lakefield					X
23.6	Consent of Arcadis Geotecnica					X
23.7	Consent of Attorney (included in Exhibit 5.1)					X
*Management contract, or compensatory plan or arrangement, required to be filed as an exhibit.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

 (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)            Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    Include any material or changed information with respect to the plan of distribution.

 (2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Chile, on March 24, 2010.

WHITE MOUNTAIN TITANIUM CORPORATION

By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President (Principal Executive Officer)

By:	/s/ Charles E. Jenkins
Charles E. Jenkins, Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ Michael P. Kurtanjek	Director & President (Principal	March 24, 2010
Michael P. Kurtanjek	Executive Officer)

/s/ Charles E. Jenkins	Director & Chief Financial Officer	March 24, 2010
Charles E. Jenkins	(Principal Financial and Accounting Officer)

Brian Flower	Director and Chairman	March 24, 2010
Brian Flower

/s/ Howard M. Crosby	Director	March 24, 2010
Howard M. Crosby

Director
Wei Lu

/s/ John J. May	Director	March 24, 2010
John J. May